CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT is made and entered into this 9th day of December, 2012 (the “Effective Date”), by and among VIRGINIA TENT LLC, a Delaware limited liability company (“Virginia Tent Contributor”), PETERS POND RV RESORT INC., a Massachusetts corporation (“Peters Pond Contributor”), MORGAN FIESTA KEY LLC, a New York limited liability company (“Fiesta Key Contributor”), NEWPOINT RV RESORT LLC, a Delaware limited liability company (“Newpoint Contributor”), GWYNNS ISLAND RV RESORT LLC, a Delaware limited liability company (“Gwynns Contributor”), WESTWARD HO RV RESORT LLC, a Delaware limited liability company (“Westward Ho Contributor”), and SEAPORT LLC, a New York limited liability company (“Seaport Contributor,” together with Virginia Tent Contributor, Peters Pond Contributor, Fiesta Key Contributor, Newpoint Contributor, Gwynns Contributor and Westward Ho Contributor, each a “Contributor” and collectively the “Contributors”), SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (“SCOLP”), and SUN VIRGINIA PARK RV LLC, a Michigan limited liability company (“Virginia Park Purchaser”), SUN PETERS POND RV LLC, a Michigan limited liability company (“Peters Pond Purchaser”), SUN FIESTA KEY RV LLC, a Michigan limited liability company (“Fiesta Key Purchaser”), SUN NEWPOINT RV LLC, a Michigan limited liability company (“Newpoint Purchaser”), SUN GWYNN’S ISLAND RV, LLC, a Michigan limited liability company (“Gwynns Purchaser”), SUN WESTWARD HO RV, LLC, a Michigan limited liability company (“Westward Ho Purchaser”), SUN SEAPORT RV, LLC, a Michigan limited liability company (“Seaport Purchaser”, together with Virginia Park Purchaser, Peters Pond Purchaser, Fiesta Key Purchaser, Newpoint Purchaser, Gwynns Purchaser and Westward Ho Purchaser, each a “Purchaser” and collectively, the “Purchasers” and together with SCOLP, the “Sun Parties”).
RECITALS:

A.    Each Contributor is the owner of a certain parcel of real property described on Exhibit A, which is operated and used as a recreational vehicle community, the legal description of which is more fully described on Exhibit A attached hereto (the "Land"),, together with the buildings, structures, improvements, cottages, apartment units, boat slips and recreational vehicle sites on, above or below the Land, and all fixtures attached to, a part of or used in connection with the improvements, structures, buildings, cottages, cabins and the parking, facilities, walkways, ramps and other appurtenances relating to the Land (collectively the "Improvements"), including those recreational vehicles listed on Exhibit B attached hereto (the “Cottages”).

B.    Each Contributor is the owner of all machinery, equipment, goods, vehicles, golf carts, paddle boats, kayaks, boats, recreational vehicles (“RV”), park model cabins and other personal property (collectively the "Personal Property") listed in Exhibit C attached hereto and made a part hereof, which is located at or used or useable in connection with the ownership or operation of the Land and Improvements.

C.    Certain ancillary businesses and operations exist at the Projects, as described on Exhibit D-1 attached hereto (the “Ancillary Businesses”), which are either owned and operated by

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Contributor, or are operated by third party operators pursuant to certain contracts or leases as set forth on Exhibit D-2 attached hereto (the “Assumed Leases and Contracts”), and Contributors are the owners of all of the assets and property used in connection with or related to the Ancillary Businesses, including, without limitation, the following: (i) all furniture, fixtures, tooling, other fixed assets, equipment, machinery, office and other equipment and vehicles used in connection with or related to the Ancillary Businesses; (ii) the goodwill and all other intangible assets associated with the Ancillary Businesses including, without limitation, all customer lists and supplier/vendor lists of the Ancillary Businesses, and all files and documents relating to such customers and suppliers/vendors; (iii) the Assumed Leases and Contracts, (iv) all licenses and permits held by Contributors in connection with the Ancillary Businesses as of the Closing Date; and (v) all inventories and supplies of or relating to the Ancillary Businesses, regardless of nature or kind as of the Closing Date (the “Inventory and Supplies”); (collectively, the “Ancillary Business Assets”).

D.    The Land, the Improvements, the Personal Property and the Ancillary Business Assets owned by each Contributor, together with all of such Contributor’s right, title and interest in and to all licenses, permits and franchises issued with respect to the use, occupancy, maintenance or operation of such Land and Improvements, all right, title and interest, if any, of such Contributor in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such Land to the center line thereof, and in and to any and all easements appurtenant to such Land, including, but not limited to, privileges or rights of way over adjoining premises inuring to the benefit of such Land, or the fee owner thereof, and together with all rights of use, air, mineral and subsurface rights, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging to the foregoing is referred to as a “Project.” Collectively all of the Projects owned by the Contributors are referred to as the “Projects.”

E.    Contributors desire to contribute the Projects to the Purchasers, and the Purchasers desires to accept the contribution of the Projects, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, on the basis of the foregoing recitals, which are specifically incorporated in and are part of this Agreement, for and in consideration the promises hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.    AGREEMENTS TO CONTRIBUTE THE PROJECTS.

1.1    Each Contributor agrees to contribute to each Purchaser, as applicable, and each Purchaser agrees to accept from each Contributor, its Project in accordance with the terms and subject to the conditions hereof, such contribution to be effective as of the Closing Date.

2.    AGREED VALUES.

2.1    The parties agree that the agreed-upon values for each of the Projects is as set forth on Exhibit E attached hereto (the “Agreed Values”), adjusted for pro-rated items as provided in this Agreement and, in the event SCOLP or an affiliate of SCOLP has made the Peters Pond Loan

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(as defined in Section 16.1 herein) and advances with respect to capital improvements (“Cap Ex Advances”) under the Peters Pond Loan have been provided by SCOLP or its affiliate and the Peters Pond Loan is paid in full at Closing, the Agreed Value with respect to the Peters Pond Project shall increase by the amount of such Cap Ex Advances. Purchasers shall also pay Contributors at Closing that amount set forth on Exhibit B for those Cottages that were acquired by the Contributors after 2011

Within one (1) business day after the complete execution of this Agreement and that certain Contribution Agreement dated as of the Effective Date between Indian Creek RV Resort LLC, a Delaware limited liability company, Lake Laurie RV Resort LLC, a Delaware limited liability company, Wagon Wheel Maine LLC, a Delaware limited liability company, Wild Acres LLC, a Delaware limited liability company, SCOLP and Sun Indian Creek RV LLC, a Michigan limited liability company, Sun Lake Laurie RV LLC, a Michigan limited liability company, Sun Wagon Wheel RV LLC, a Michigan limited liability company, and Sun Wild Acres RV LLC, a Michigan limited liability company (the “Other Contribution Agreement”), SCOLP shall deliver the sum of One Million and No/Dollars ($1,000,000), (the "Deposit") to First American Title Insurance Company (the “Escrow Agent"), as escrow agent, to be held and disbursed pursuant to the terms of a mutually agreed-upon escrow agreement (the "Deposit Escrow Agreement"), which shall be executed and delivered by the Contributors, SCOLP and the Title Company, as escrow agent. All interest earned on the Deposit shall be deemed to be part of the Deposit as described more specifically in the Deposit Escrow Agreement. As more fully described in, and subject to the terms and conditions of, this Agreement, the Other Contribution Agreement and the Deposit Escrow Agreement, the Deposit shall be forfeited to Contributors, refunded to SCOLP or applied to the payment of the Agreed Values.

On the Closing Date, SCOLP shall pay the Agreed Values as follows: (a) payment of the outstanding principal balance and all accrued and unpaid interest (the “Loan Payoffs”) due with respect to those certain promissory notes from Contributors to the lenders set forth on Exhibit E attached hereto (the “Lenders”), which loans (the “Loans”) are secured by mortgages against the Projects, such that upon receipt of such Loan Payoffs, Lender will discharge the mortgages and any other security interests, pledges, liens or claims with respect to the Projects and Loans; and (b) the balance of the Agreed Values, if any, in immediately available funds (“Cash”), the issuance of Series A-3 Preferred OP Units in SCOLP (the “Preferred OP Units”), or a combination of Cash and Preferred OP Units with an aggregate value equal to the Agreed Values less the Loan Payoffs. The Agreed Values are allocated among real property, personal property and goodwill as reflected on the attached Exhibit E. The terms of the Preferred OP Units are as set forth on Schedule 2.1 attached hereto. In the event the Loan Payoffs exceeds the Agreed Values, Contributors shall fund such excess amount at Closing such that all Lenders will receive the full Loan Payoff amounts and will discharge the mortgages and any other security interests, pledges, liens or claims with respect to the Projects and Loans.

2.2    The Preferred OP Units to be issued to Contributors pursuant to the terms hereof shall be governed by SCOLP’s Second Amended and Restated Limited Partnership Agreement, dated as of April 30, 1996, as amended (the "Partnership Agreement"), a copy of which has been delivered to Contributors, as such Partnership Agreement shall be amended on the Closing Date to

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reflect the admission of each of the Contributors as a limited partner and the issuance of, and the rights and obligations associated with, such Preferred OP Units. On the Closing Date, each Contributor and each equity holder thereof shall execute and deliver such investment and subscription documents as SCOLP shall reasonably require in connection with the issuance of the Preferred OP Units and represent and warrant that each Contributor or such equity holder, as the case may be, is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

3.    CONDITION OF TITLE TO THE PROJECTS.

3.1    Each Contributor hereby represents and warrants to Sun Parties that each Contributor is the lawful owner of its Project and holds insurable and marketable title to its Project, or will hold insurable and marketable title to its Project as of the Closing Date, free and clear of any mortgage, pledge, lien, encumbrance, charge, security interest, option, equity right, restriction, right of first refusal or claim of any kind or nature whatsoever (“Liens”) other than the following matters (hereinafter referred to as the "Permitted Exceptions", which shall remain of record following the Closing Date):

(a)    Those Liens, encumbrances, easements and other matters set forth on Schedule B-2 of the Commitment applicable to its Project delivered pursuant to Section 4.1 hereof which SCOLP has not designated as “Title Defects” pursuant to Section 5.1 or Section 10.1(i) hereof;

(b)    The rights of parties in, or entitled to, occupancy of all or any portion of the Land and Improvements under leases, subleases, occupancy agreements, rental agreements, site night reports, future reservation lists, site fee agreements and commitments to lease (the "Tenant Leases"), to the extent set forth and described in that certain reservation report entitled “Future Reservations Comparison showing reservations for 2012 year made as of October 31, 2011 and reservations for 2013 year and beyond as of October 31, 2012,” as produced by the Campground Manager Software System (the "Future Reservations Schedule"), attached hereto as Exhibit F, as the same shall be updated to the Closing Date; and

(c)    All presently existing and future Liens for unpaid real estate taxes, assessments for public improvements installed after the Closing Date, and water and sewer charges and rents, subject to adjustment thereof as hereinafter provided, which are not due and payable.

From the Effective Date through the Closing Date, none of the Contributors will cause any Project to be further encumbered by any Lien, easement, restriction or any other matter. Notwithstanding the foregoing, in the event any Liens shall be filed against any of the Projects prior to the Closing Date, Contributors shall use their best efforts to remove said Liens pursuant to Section 5.1 herein prior to Closing and Purchasers shall have the right to terminate this Agreement with respect to such Liens as set forth in Section 5.1 herein if such Liens are not removed prior to or at Closing.

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4.    EVIDENCE OF TITLE; SURVEY; UCC SEARCHES.

4.1    Prior to the Effective Date, Contributors provided Purchaser with Commitment No. 3050-373272Z (Virginia Tent Project), Commitment No. 3050-373272BB (Peters Pond Project), Commitment No. 3050-373272V (Fiesta Key Project), Commitment No. 3050-373272Y (Newpoint Project), Commitment No. 3050-373272DD (Westward Ho Project), Commitment No. 3050-373272GG (Gwynns Island Project), and Commitment No. 3050-373272CC (Seaport Project) (collectively, the “Commitments,” and individually, a “Commitment”) for ALTA Form Owner's Policies of Title Insurance, issued by First American Title Insurance Company (the "Title Company"), along with copies of all instruments described in Schedule B I and B II of the Commitments (collectively, the “Exception Documents”). At Closing, Contributors shall cause to be provided to Purchasers, at Contributor’s expense, owner’s policies of title insurance issued pursuant to the Commitments, in the amount of $3,288,591.00 with respect to Commitment No. 3050-373272Z (Virginia Tent Project), $25,709,314.00 with respect to Commitment No. 3050-373272BB (Peters Pond Project), 20,000,000.00 with respect to Commitment No. 3050-373272V (Fiesta Key Project), $10,128,734.00 with respect to Commitment No. 3050-373272Y (Newpoint Project), $7,615,794.00 with respect to Commitment No. 3050-373272DD (Westward Ho Project), $2,189,541.00 with respect to Commitment No. 3050-373272GG (Gwynns Island Project), and $2,684,796.00 with respect to Commitment No. 3050-373272CC (Seaport Project), insuring the interest in the Projects without the "standard exceptions" and containing a zoning endorsement (if available) and such additional endorsements as SCOLP may reasonably request to the extent applicable and available (the “Title Policies”). The cost of the Title Policies and all endorsements shall be borne by Contributors.

4.2    Purchasers obtained current ALTA "as built" surveys (collectively, the "Survey," and individually, a “Survey”) of the Projects prepared by a licensed surveyor or engineer approved by Purchasers, certified to Contributors, SCOLP, Purchasers, the Title Company, and any other parties designated by Purchasers. The Surveys are required to show the legal description of the Land, the total acreage of each parcel comprising the Land, all structures and improvements located thereon, all outlot parcels, expansion parcels, any buildings or improvements not used in connection with each Project’s operation as an RV park, all boundaries, courses and dimensions, set‑back lines, easements and rights of way (including any recording references), the location of all highways, streets and roads upon or adjacent to the Land, and the location of all utility lines and connections with such utility lines. The legal description on the Survey and Title Policy for each Project must match and shall be used in all conveyance documents, including the Deed, provided, however, that if such legal description is different than that used in such Contributor’s vesting deed, such Contributor shall provide a covenant deed conveying the Project with the legal description used in the vesting deed and a quit claim deed with the legal description set forth in the Survey. The Surveys shall be sufficient for removal of the standard survey exception from the policies of title insurance to be issued pursuant to the Commitments. The cost of the Surveys shall be borne by Purchasers.

4.3    Purchasers shall obtain Uniform Commercial Code financing statement searches and tax lien searches both from the States in which the Contributors were formed and the Counties in which the Projects are located, showing no security interests, pledges, Liens, claims or encumbrances in or affecting the Projects, including the Personal Property, except for the Loans

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and except for security interests of a definite or ascertainable amount which may be removed by the payment of money at Closing and which Contributors have a right to, and do, remove at Closing. The cost of the UCC searches shall be borne by Purchasers.

5.    TITLE OBJECTIONS.

5.1    Pursuant to those certain letters as set forth on Exhibit Z attached hereto from Purchaser’s counsel to the Contributor’s counsel (the “Title Objection Letters”), Purchasers have notified Contributors of those exceptions and other matters reflected on the Commitments and Surveys which are not acceptable to Purchasers (the "Title Defects"). Each Contributor agrees to cause to be discharged on or prior to Closing all Title Defects pertaining to Liens, encumbrances and other matters shown on the Commitments of a definite or ascertainable amount (the "Removable Liens") and to use its best efforts to cure any other Title Defects. The Title Defects shall not be treated as a Permitted Exception hereunder except as otherwise provided in this Section 5.1. Unless previously delivered to Purchasers, Contributors shall provide responses to all of the Title Objection Letters within five (5) business days of the Effective Date and the parties agree to work together in good faith in order to resolve any uncured Title Defects prior to Closing. If Contributors fail to either have the Title Defects deleted from any Commitment or Survey, as the case may be, as evidenced by a revised Commitment or revised Survey, or commit in writing to discharge and remove such Title Defects and Removable Liens prior to or at Closing, satisfactory to Purchasers, Purchasers may: (a) terminate this Agreement with respect to all or any of the Projects by delivery of written notice to Contributors, whereupon either all of the Deposit or a prorated portion of the Deposit, based upon the Agreed Values of those non-terminated Projects as set forth on Exhibit E attached hereto and the agreed values set forth in the Other Contribution Agreement (the “Prorated Deposit”), shall be returned to SCOLP by the Escrow Agent; (b) elect to take title subject to any uncured Title Defects, and credit against the Agreed Values the actual cost incurred or to be incurred by Purchasers to cure such Title Defects or remove the Removable Liens; or (c) extend for up to thirty (30) days the period for Contributors to cure such Title Defects, and if such Title Defects are not deleted during the extended period, Purchasers may then exercise its rights under subparagraphs (a) or (b) above. Notwithstanding anything herein to the contrary, in the event Contributors are unable to cure any Title Defect, but the Title Company is able to provide insurable title and/or affirmative coverage for said Title Defect and Purchasers have reviewed and approved, in their sole discretion, the manner in which affirmative coverage for said Title Defect has been obtained, then Purchasers shall accept such insurable title without any credit for such Title Defect. If Contributors cause such Title Defects to be deleted from the Commitments, the Closing shall be held within fourteen (14) days after delivery of the revised Commitments and Surveys or on the Closing Date specified in Section 16 hereof, whichever is later.

6.    ADJUSTMENTS AND PRORATIONS.

6.1    The following adjustments and prorations shall be made at the Closing between Purchasers and Contributors computed to, but not including, the Closing Date.

(a)    Real estate taxes and personal property taxes which are a Lien upon or levied against any portion of any Project on or prior to the Closing Date, and all special assessments

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levied prior to the Closing Date shall be paid by Contributors. Further, all taxes in the nature of rollback or similar taxes charged, assessed or levied based on the prior use or any change in use of the Land or Improvements shall be the obligation of the Contributors. All current real estate taxes and personal property taxes (the “Current Taxes”) levied against any portion of any Project with respect to the tax year in which the Closing occurs, which Current Taxes are payable in arrears, shall be prorated and adjusted between the parties such that Contributors are responsible for that portion of the Current Taxes allocable to the period from the beginning of such tax year to the Closing Date, and Purchasers are responsible for that portion of the Current Taxes allocable to the period from the Closing Date through the end of the tax year. If the tax bills for the Current Taxes have not been issued by the Closing Date, Contributors and Purchasers agree to use 105% of the amount of the taxes for the year immediately preceding the Closing for the purpose of computing the prorations under this Section 6.1(a).

(b)    The amount of all unpaid water and other utility bills for the Projects which are not directly billed to the tenants of the Projects, and all other operating and other expenses incurred with respect to the Projects and Contributors, and relating to the period prior to the Closing Date, shall be paid by Contributors on or prior to the Closing Date or, if not paid, an amount equal to such unpaid expenses shall be shall be credited to Purchasers as of the Closing Date.

(c)    Charges under Assumed Project Contracts (as defined in Section 7.1(h) below) attributable to the period prior to the Closing Date shall be paid by Contributors prior to the Closing Date, or, if not paid, the amount due shall be credited to Purchasers as of the Closing Date. All charges under the Non-Assumed Project Contracts (as defined in Section 7.1(h) below) shall be paid by Contributors, whether such charges are attributable to the period prior to the Closing Date or the period after the Closing Date. Any revenue sharing agreements or upfront fees with respect to Assumed Project Contracts which have been received by any Contributor and are attributable to periods after the Closing Date shall be prorated between such Contributor and Purchasers.

(d)    All rental and other revenues collected by Contributors up to the Closing Date which are allocable to the period from and after the Closing Date shall be paid by Contributors to Purchasers. To the extent any Purchaser collects, within thirty (30) days after the Closing, any rental or revenues allocable to the period prior to the Closing Date, such Purchaser shall pay the same to Contributors; provided, however, Purchasers shall have no obligation whatsoever for the collection of such rentals or revenues, all rentals and revenues collected subsequent to the Closing Date shall always, in the first instance, be applied first to the most current rentals and revenues, if any, then due under the Tenant Leases or otherwise, and Purchasers shall have no obligation to remit to Contributors any delinquent rents more than thirty (30) days past due received by Purchasers after Closing. Further, Contributors shall not have the right to seek collection, through litigation or otherwise, of unpaid rent from any person while they remain a tenant of any Project, nor shall Contributors institute any eviction or lockout proceedings against any residents to

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recover delinquent rents. Purchasers shall have no obligation to remit to Contributors any such delinquent rents collected later than thirty (30) days after the Closing.

(e)    An amount equal to all security and other deposits described in the Future Reservations Schedule, together with any interest accrued thereon (to the extent applicable law requires interest to be paid by the holder of such deposits) shall be credited to Purchasers as of the Closing Date.

(f)    An amount equal to all operating expenses of the Projects which were paid prior to the Closing Date and for which Purchasers will benefit after the Closing Date shall be disbursed or credited to Contributors at the Closing.

(g)    Purchasers agree to, and will at the Closing, assume and agree to pay, discharge and perform when lawfully due the Assumed Liabilities (as defined below) as the same shall exist at the Closing Date. “Assumed Liabilities” means the liabilities, commitments and other obligations of Contributors arising after the Closing in connection with the Assumed Leases and Contracts (and expressly excluding any liabilities, commitments and other obligations to the extent arising out of any breach prior to the Closing). Anything to the contrary in this Section 6.1(g) notwithstanding, the Assumed Liabilities shall not include the Excluded Liabilities (as defined below) and Purchasers shall not be the successor to Contributors and Contributors hereby acknowledge and agree that, pursuant to the terms and provisions of this Agreement, neither Purchasers nor any of their affiliates shall assume or become liable to pay, perform or discharge any liability whatsoever of any Contributor, whether or not relating to the Ancillary Business Assets or the Ancillary Businesses, whether known or unknown, fixed or contingent, accrued or unaccrued, except for and to the extent that those liabilities are expressly included in the definition of Assumed Liabilities. “Excluded Liabilities” means all Liabilities (as defined below) of the Contributors (other than the Assumed Liabilities), including, without limitation: (i) the Contributors’ obligations and any Liabilities arising under this Agreement, (ii) any Liabilities of the Contributors for taxes that arise in any period (or portion thereof) that ends on or before the Closing Date, (iii) any Liabilities of the Contributors for any transfer, sales or other taxes, fees or levies (including motor vehicle sales taxes) imposed by any governmental authority on or arising out of the sale of the Projects pursuant hereto; and (iv) any Liabilities in respect of any former employee, current employee or independent contractor, or the beneficiaries or dependents of any former employee, current employee or independent contractor, that may be payable under the Assumed Leases and Contracts. “Liabilities” means any and all debts, liabilities and obligations, whether known or unknown, asserted or unasserted, liquidated or unliquidated, accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking

(h)    All costs and expenses incurred by any Contributor prior to the Closing Date in connection with the transactions contemplated herein and the performance of its obligations under this Agreement, including, without limitation, attorney and other

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professional fees and the costs and expenses payable by Contributors hereunder shall be paid by Contributors and shall not be charged to, or the responsibility of, Sun Parties.

(i)    Except upon the occurrence of a default by any Contributor or as set forth in Section 17.3 herein, all costs and expenses incurred by the Sun Parties prior to the Closing Date in connection with the transactions contemplated herein and the performance of its obligations under this Agreement, including, without limitation, attorney and other professional fees and the costs and expenses payable by the Sun Parties hereunder shall be paid by the Sun Parties and shall not be charged to, or the responsibility of, Contributors.

(j)    All and any fees and expenses associated with the Loan Payoffs as of the Closing Date, including any prepayment penalties, defeasance costs and collateral breakage fees, default interest and fees and Lender’s legal fees, shall be paid by Contributors on or before the Closing Date.

6.2    If within one hundred (180) days after the Closing any Purchaser or Contributor discovers any inaccuracies or errors in the prorations or adjustments done at Closing pursuant to Section 6.1, such party shall notify the other party of such inaccuracy or error by written notice including reasonable detail of the appropriate calculation. In such event, the parties shall attempt, in good faith, to resolve any issues with respect to the prorations and adjustments done at Closing pursuant to Section 6.1. After the parties resolve any such issues or, in the event the parties are unable to resolve issues, a final judgment has been rendered with respect to such matter without timely appeal or after all appeals timely made are fully resolved, Purchasers and Contributors shall promptly take all action and pay all sums necessary so that such prorations and adjustments shall be in accordance with the terms of this Agreement, and the obligations of either party to pay any such amount shall survive the Closing Date.

7.     REPRESENTATIONS AND WARRANTIES OF CONTRIBUTORS.

7.1    Contributors, jointly and severally, hereby represent and warrant to Sun Parties as of the Effective Date, and as of the Closing Date, the following with the understanding that each of the representations and warranties are material and have been relied on by Sun Parties in connection herewith:

(a)    True, correct and complete electronic files and paper copies of all Tenant Leases, including all amendments and documents relating thereto, that are currently in effect and that cover any portion of the Projects have been delivered or made available to Purchasers; the Future Reservations Schedules attached hereto as Exhibit F for all of the Projects, as updated to the Closing Date, as well as the “MRV 2011 Full Year Rent Rolls,” reflecting all reservations that impact 2011 site nights and revenues, attached hereto as Exhibit G for all of the Projects (the “2011 Rent Rolls”) and the “MRV 2012 Rent Rolls” reflecting reservations from January 1, 2012 through October 31, 2012, attached hereto as Exhibit H for all of the Projects (the “2012 Rent Rolls”), are and will be accurate and complete reservation schedules describing each of the Tenant Leases in effect for each Project, including the name of each tenant, the RV site occupied by each tenant, arrival and

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departure dates, nights booked, nights used, gross site charges, taxes, resort fees (as a separate item) and discounts and concessions for any tenant, as well as the amount paid by any tenant; except as disclosed in the Future Reservations Schedules, the 2011 Rent Rolls or the 2012 Rent Rolls, (i) each Tenant Lease is in full force and effect, (ii) no Tenant Leases are in material default, (iii) to Contributors’ actual knowledge, no events have occurred which, with notice or the passage of time, or both, would constitute such a default, (iv) the lessor has performed all of its obligations under each Tenant Lease; and (v) the Tenant Leases in effect for each Project have not been modified nor have any concessions been made with respect thereto unless expressly described in the Future Reservations Schedule, the 2011 Rent Rolls or the 2012 Rent Rolls. True, correct and complete copies of all Tenant Leases for each Project, covering the period between November 1, 2012 and the Closing Date, as well as the Future Reservations Schedules, the 2011 Rent Rolls or the 2012 Rent Rolls, have been or will be delivered to Purchasers in an electronic format acceptable to Purchasers at Closing.

(b)    All of the information attached hereto as Exhibit I with respect to rental rate increase notices and published rental rates for 2013, 2012, 2011 and 2010 for all of the Projects are true, accurate and complete.

(c)    True, accurate and complete electronic and paper copies of the MRV 2012 Revenue by Category reports, summarizing all of the ancillary revenue from each of the Projects for the January 1, 2012 through October 31, 2012 (the “2012 Revenue by Category Reports”) have been delivered to Purchasers, will be updated as of the Closing Date and are attached hereto as Exhibit K.

(d)    Except as otherwise disclosed in Exhibit L attached hereto, none of the Contributors nor either Principal have received any notices of, or are otherwise aware of, any violations of any building, zoning, safety, fire, environmental, health or other codes, laws, ordinances or regulations with respect to any of the Projects, the appurtenances thereto or the maintenance, repair or operation thereof, which will not be cured by the Closing, at Contributors’ expense.

(e)    Except as otherwise disclosed in Exhibit M attached hereto, none of the Contributors nor either Principal have received any notices of, or are otherwise aware of, any maintenance problems or other structural or physical defects with respect to the water and sanitary sewer system at any of the Projects and that all permits, licenses and any other governmental approvals necessary for the operating of the water and sanitary sewer system are current, in good standing and have been delivered by Contributors to Purchasers.

(f)    Except as otherwise disclosed in Exhibit N attached hereto, none of the Contributors nor either Principal have received written notice of, or are otherwise aware of, any existing, pending or threatened litigation or condemnation proceedings or other court, administrative or extra judicial proceedings with respect to or affecting any of the Projects or any part thereof.

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(g)    Except as otherwise disclosed in Exhibit O attached hereto, none of the Contributors have knowledge of any assessments, charges, paybacks, or obligations requiring payment of any nature or description against any of the Projects which remain unpaid, including, but not limited to, those for sewer, water or other utility lines or mains, sidewalks, streets or curbs. None of the Contributors have knowledge of any public improvements having been ordered, threatened, announced or contemplated with respect to any of the Projects which have not heretofore been completed, assessed and paid for. Further, all impact fees, tap fees, connection fees and all other governmental fees and charges which may be levied or assessed against the Contributors or the Projects by any governmental authority with respect to the development, leasing, operation or ownership of any of the Projects as a RV community, as well as other ancillary business and uses of the Projects, or the connection to or use of utilities which service the Projects have been paid in full or will be paid in full as of the Closing Date.

(h)    All material service, utility, supply, maintenance and employment contracts and agreements, written or unwritten, and all other continuing contractual obligations affecting Contributors or the ownership, operation or development of any Project, and all amendments thereto (collectively, the "Project Contracts") are listed on the attached Exhibit P. True, correct and complete copies of all written Project Contracts have been delivered to Purchaser. Those Project Contracts identified on Exhibit P as being assumed by Purchasers after the Closing shall be the “Assumed Project Contracts”. Each Assumed Project Contract is in full force and effect, each Contributor has complied in all material respects with the provisions of each Assumed Project Contract to which it is a party and is not in default under any such Assumed Project Contract and, to the knowledge of each Contributor, no other party to any Assumed Project Contract has failed to comply in any material respect with, or is in default under, the provisions of any Assumed Project Contract. Except as disclosed on the attached Exhibit P, all Assumed Project Contracts may be cancelled by each Contributor that is a party thereto upon not more than thirty (30) days’ notice without premium or penalty. Prior to or at the Closing, Contributors shall terminate all Project Contracts other than the Assumed Project Contracts (the “Non-Assumed Project Contracts”). Prior to and after the Closing, Contributors shall be responsible for all liabilities and obligations of Contributors under the Non-Assumed Project Contracts, including all termination fees and costs, and shall to indemnify and hold harmless Sun Parties from all such liabilities and obligations.

(i)    Each Contributor is the lawful owner of its Project and holds insurable and marketable title to its Project, or will hold insurable and marketable title to its Project as of the Closing Date, free and clear of all Liens, claims and encumbrances other than the Permitted Exceptions, which shall remain of record following the Closing Date.

(j)    Exhibit Q attached hereto are true, complete and accurate organizational charts for each of the Contributors, reflecting each Contributor’s member(s), manager(s) and shareholder(s), as well as their constituent member(s).

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(k)    Each Contributor is duly organized, validly existing and in good standing under the laws of the State in which it is formed and is duly qualified to conduct business in the State where its Project is located. Each Contributor has and will have on the Closing Date the power and authority to contribute its Project to each Purchaser and perform its obligations in accordance with the terms and conditions of this Agreement, and each person who executes this Agreement and all other instruments and documents in connection herewith, has or will have due power and authority to so act. On or before the Closing Date, each Contributor will have complied with all applicable statutes, laws, ordinances and regulations of every kind or nature, in order to effectively convey and transfer all of Contributor's right, title and interest in and to its Project to each Purchaser in the condition herein required. No consents or approvals from any Contributor’s members, managers or shareholders are required except as set forth on Schedule 7.1(k) attached hereto.

(l)    Exhibit R attached hereto lists all insurance currently maintained for or with respect to each of the Projects, including types of coverage, policy numbers, insurers, premiums, deductibles and limits of coverage. Since the date on which each Contributor commenced doing business at the Projects, Contributors have maintained, and from the Effective Date through the Closing Date, Contributors will maintain, insurance coverage substantially in form and content as currently in effect.

(m)    Neither the execution, delivery, performance of or compliance with this Agreement and all other documents contemplated hereby, nor the conveyance of all of Contributors’ right, title and interest in and to the Projects as herein contemplated will (i) violate or conflict with any Contributor’s governing documents, (ii) upon Closing and payment of the Loan Payoffs, result in any breach or violation of, or be in conflict with, or constitute a default under, any mortgage, indenture, contract, agreement, lease, instrument, judgment, decree, order, award, statute, rule, regulation or restriction binding on any Contributor or to which any Contributor is a party, or affecting or binding on any Project, or (iii) result in the acceleration of any indebtedness or other obligation of, or create a mortgage, pledge, Lien or encumbrance on, the Projects.

(n)    Contributors have not contracted for the furnishing of labor or materials to the Projects which will not be paid for in full prior to the Closing Date. Except for claims relating to pending contracts listed on Exhibit Y attached hereto, if any claim is made by any party for the payment of any amount due for the furnishing of labor and/or materials to any Project or Contributor prior to the Closing Date, Contributors will immediately pay such claim and discharge the Lien.

(o)    All utility services, including water, sanitary sewer, gas, electric, telephone and cable television facilities, are available to each of the Projects, each RV site and any ancillary facilities or businesses in sufficient quantities to adequately service each of the Projects at full occupancy; and to each Contributor’s knowledge, there are no existing, pending or threatened plans, proposals or conditions which could cause the curtailment of any such utility service.

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(p)    Except as disclosed in Exhibit S, to the best of Contributors’ knowledge, obtained after due inquiry: (i) there are no existing maintenance problems with respect to mechanical, electrical, plumbing, utility and other systems necessary for the operation of any of the Projects, including, without limitation, all underground utility lines, water wells and roads; and all such systems are in good working condition and are suitable for the operation of the Projects, and (ii) the Projects were not materially impacted in any manner by Hurricane Sandy.

(q)    Attached hereto as Exhibit T is a true and accurate list of all persons employed by each Contributor or the manager of each Project, as well as any tenants or campers that work for any Contributor or any manager of each Project in exchange for discounted site rental, in connection with the operation and maintenance of the Projects as of the Effective Date, including name, job description, term of employment, average hours worked per week, current pay rate (or discounted site rental), description of all benefits provided such employees and the annual cost thereof. None of the employees of the Contributors or the managers of the Projects are covered by an employment agreement, collective bargaining agreement or any other agreement, and all employees of Contributors and the managers of the Projects are terminable "at will", subject to applicable laws prohibiting discrimination by employers.

(r)    Each of the Projects consist of the number of RV sites, cabins, storage sites, boat slips, unoccupied cabins, cottages, RV models and the improvements, amenities and recreational facilities listed on Exhibit U attached hereto and made a part hereof. All unoccupied recreational vehicle sites which exist at the date of Closing, if any, will be in leasable condition without it being necessary to make any further improvements to permit a tenant to take possession of, and install a recreational vehicle on, such recreational vehicle site in accordance with such Contributor’s standard form lease and the rules and regulations applicable to the Project.

(s)    Contributors have good and valid title to all of the Cottages, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire valid and marketable title to the Cottages.

(t)    Contributors have good and valid title to any and all boats included on Exhibit C attached hereto (“Boats”), free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, Purchasers will acquire valid and marketable title to the Boats.

(u)    To the best of Contributors’ knowledge, Exhibit V attached hereto contains a complete and accurate list of, and copies of, all licenses, certificates, permits and authorizations held by Contributors from any governmental authority of any kind with regard to the development operation, use and maintenance of the Projects as RV resort communities and other uses; and all such licenses, certificates, permits and authorizations have been issued and are in full force and effect and on the Closing Date shall, to the extent legally assignable or transferable, be transferred or assigned to Purchasers. None of the Contributors

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have received any notice that any licenses, permits and authorizations are required to develop, operate, use or maintain any of the Projects as RV resort communities as operated by Contributors other than as shown on Exhibit V. Contributors shall cooperate with Purchasers and execute all applications and instruments and provide information reasonably necessary to achieve such transfer or assignment, provided, however Contributors shall not be obligated to obtain any third party or issuer consent to any assignment or transfer pursuant to this subsection.

(v)    Exhibit C attached hereto contains a true and complete list of all Personal Property located at, used or useable in the operation of the Projects, as well as the current condition of all such Personal Property. All such Personal Property is adequate for the operation of the Projects at full occupancy in all material respects; and Contributors will not remove any item of Personal Property from the Projects on or prior to the Closing Date, unless such item is replaced with a similar item of no lesser quality or value. All Personal Property is owned free and clear of all Liens, claims and encumbrances or will be free and clear of Liens, claims and encumbrances as of the Closing. Prior to Closing, Contributors shall, at its sole cost and expense, dispose of any and all abandoned equipment or other personal property as requested by Purchasers, as more specifically set forth in Section 9.1 herein.

(w)    Contributors have delivered to Purchasers all environmental reports and audits in their possession, including, without limitation, Phase I and II environmental site assessments and environmental compliance audits (the “Environmental Reports”) relating to the Projects that are in the possession of Contributors or Purchasers. Except as disclosed in any Environmental Report delivered by Contributors to Purchasers as identified in Exhibit W and any updates obtained by Purchasers, to the knowledge of Contributors, there has not been, since the date of Environmental Reports and prior to the Closing Date will not be, discharged, released, generated, treated, stored, disposed of or deposited in, on or under any Project any "toxic or hazardous substance", asbestos, lead based paint, urea formaldehyde insulation, PCBs, radioactive material, mold or other biological contaminants, flammable explosives, underground storage tanks, or any other hazardous or contaminated substance (collectively, the "Hazardous Materials") prohibited, limited or regulated under the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Michigan Natural Resources and Environmental Protection Act, or under any other applicable federal, state or local statutes, regulations, rules, court orders or rulings, or ordinances (collectively the "Environmental Laws") and to the knowledge of Contributors, there are no substances or conditions in, on or under any Land or any Project which may support a claim or cause of action under any of the Environmental Laws. No claim, demand, suit, action or other legal proceeding arising out of, or related to, any Environmental Laws with respect to any Project is pending or, to the knowledge of Contributors threatened, before any court, agency or government authority, and none of the Contributors have any knowledge, or received any notice, that any Project is in violation of, or has a past unresolved violation of, the Environmental Laws.

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(x)    All federal, state and local income, excise, sales, property and other tax returns required to be filed by each Contributor have been timely filed and are correct and complete in all material respects, including 2011 and 2010 federal tax returns. All taxes, assessments, sales taxes, penalties and interest due in respect of any such tax returns or any of the Projects and any assessments thereon have been paid in full, and there are no pending or threatened claims, assessments, deficiencies, audits or notices with respect to any such taxes.

(y)    Contributors have previously delivered to Purchasers the following financial statements (the “Financial Statements”): (a) compiled balance sheet and related statement of income for each Contributor, as of and for the fiscal year ended December 31, 2010, (b) compiled balance sheet and related statement of income for each Contributor, as of and for the fiscal year ended December 31, 2011, (c) management prepared balance sheet and related statement of income for each Contributor as of and for the ten months ended October 31, 2012 (the “Latest Financial Statements”), as attached hereto as Schedule 7.1(y), and (d) bank statements and cash deposit summaries through August 31, 2012 and for September 30, 2012 and October 31, 2012. The Latest Financial Statements have been prepared on an accrual method of accounting on a consistent basis throughout the periods covered in said Latest Financial Statements and present fairly, in all material respects, the financial condition of each Contributor as of such dates and the results of its operations for the periods specified. Each Contributor has no liabilities or obligations of any kind or nature required to be disclosed as a liability on a balance sheet except for (i) liabilities set forth on the face of the Latest Financial Statements, and (ii) liabilities which have arisen after the date thereof in the ordinary course of business. Additionally, each Contributor has previously delivered to Purchasers statements of all site revenue and ancillary revenue actually collected and statements of accrued site revenue and ancillary revenue for the ten months ended October 31, 2012 and shall reasonably assist Purchasers with the reconciliation of such statements.

(z)    No Contributor is a party or otherwise subject, and the Projects are not subject, to any judgment, order, writ, injunction or decree of any court, governmental or administrative agency or the tribunal having jurisdiction of the Project.

(aa)    Contributors have delivered to Purchasers true, correct and complete copies of the information and material referenced in this Agreement or otherwise requested by SCOLP in connection with its due diligence investigation of the Projects. Contributors have not received any written notice of any fact which would materially adversely affect any of the Projects or the operation thereof which is not set forth in this Agreement, the Exhibits hereto, or has not otherwise been disclosed to Purchasers in writing.

(bb)    Each Contributor and its members is an “accredited investor” as defined in Regulation D promulgated under the 1933 Act.

(cc)    Each Contributor is acquiring the Preferred OP Units for its own account and not with a view to any distribution or resale thereof in violation of any securities law. Each

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Contributor acknowledges that it has received, or has had full access to, all information which it considers necessary or advisable to enable it to make a decision concerning its acquisition of the Preferred OP Units, provided that the foregoing shall not limit or otherwise affect the rights or remedies of any Contributor hereunder with respect to the breach of any representations, warranties, covenants or agreements of Sun Parties contained herein. Each Contributor further acknowledges that the Preferred OP Units have not been registered under the 1933 Act or under the securities laws of any other jurisdiction, and therefore may not be resold unless they are subsequently registered under the 1933 Act and any applicable state blue sky law or an exemption from registration is available under the 1933 Act and any applicable state blue sky law.

(dd)    Each Contributor does not maintain, sponsor, participate in or contribute to, and each Contributor has not in the past has maintained, sponsored, participated in or contributed to, any employee health or benefit plan (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any employee pension benefit plan (as defined in Section 3(2)(A) of ERISA), or any bonus, severance, deferred compensation, retirement option or any other plans or amendments providing for any benefits to employees, and each Contributor is not or has not been, a member of any controlled group of entities, a group of trades or businesses under common control, or an affiliated service group, as defined in ERISA and the Internal Revenue Code of 1986, as amended.

(ee)    Each Contributor, each Principal and each of their respective members, managers, partners, shareholders, officers and directors is in compliance with all Office of Foreign Assets Control Legal Requirements and similar requirements, including sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1 44, as amended from time to time; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 06, as amended from time to time; the Iraqi Sanctions Act, Publ. L. No. 101 513, as amended from time to time; the United Nations Participation Act, 22 U.S.C. § 287c as amended from time to time;, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa 9, as amended from time to time; The Cuban Democracy Act, 22 U.S.C. §§ 6001 10, as amended from time to time; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time; and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106 120, as amended from time to time; and is in compliance with any other prohibitions on dealings with persons, groups, countries, or entities proscribed by the United States government.

None of the Contributors, any Principal nor their respective members, managers, partners, shareholders, officers and directors is a person or entity that: (1) is listed in the Annex to, or otherwise subject to the provisions of Executive Order No. 13224 dated September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (2) is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf; (3) is owned or controlled by, or acting for

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or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order; or (4) is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order.

(ff)    The Ancillary Business Assets constitute all of the tangible and intangible assets and properties used by the Contributors in the operation of the Ancillary Businesses and all assets and properties necessary to permit Purchasers to carry on the Ancillary Businesses immediately following the Closing as presently conducted. All tangible Ancillary Business Assets are located on the Land. Contributors will convey to the Purchasers at the Closing good title to, or a valid leasehold interest in, the Ancillary Business Assets free and clear of any Liens (except for any Assumed Liabilities).

(gg)    Each of the Assumed Leases and Contracts (i) is valid and binding on the applicable Contributor, property manager or any entity affiliated with Contributors or Principals and the counterparties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. Neither Contributors, property managers nor any entity affiliated with Contributors or Principals are in material breach of, or default under, any Assumed Contract or Assumed Lease to which it is a party.

(hh)    The Assumed Leases and Contracts set forth on Exhibit D-2 attached hereto represent all of the written and unwritten agreements between the Contributors or any of its affiliated entities and the third-party operators with respect to all of the Ancillary Businesses set forth on Exhibit D-1, no other agreements, written or oral, exist with respect to the Ancillary Businesses, and to the extent any Ancillary Business with a third-party operator is not represented by a written contract or agreement, the terms of any existing arrangement with such third-party operator is accurately and completely described on Exhibit D-2 attached hereto.

7.2    For purposes of this Agreement the terms “to the knowledge of Contributors” and similar phrases shall mean to the actual knowledge of Robert Morgan and Robert Moser (each a “Principal” and collectively the “Principals”) after due inquiry and investigation under the circumstances, unless it states that it is without due inquiry in which event no inquiry is required.

7.3    The provisions of Section 7.1 and all representations and warranties contained therein shall be true as of the Closing Date and shall survive the closing of the transactions contemplated herein, and the conveyance of the Projects, as specifically set forth in Section 15.1 herein. All of such representations and warranties shall be deemed to be reaffirmed as of the Closing Date unless prior to the Closing, Contributors deliver written notice to the contrary to Purchasers. The investigation by Purchasers and its employees, agents and representatives, of the financial, physical

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and other aspects of the Projects shall not negate or diminish the representations and warranties of Contributors contained herein.

7.4    EXCEPT AS SET FORTH IN SECTION 7.1 HEREIN AND EVERY OTHER DOCUMENT DELIVERED BY CONTRIBUTORS AT CLOSING, CONTRIBUTORS SPECIFICALLY DISCLAIM ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS, TO, OR CONCERNING: (I) THE NATURE AND CONDITION OF THE PROJECTS, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, AND GEOLOGY, AND THE SUITABILITY OF THE PROJECTS FOR ANY AND ALL ACTIVITIES AND USES THAT PURCHASERS MAY ELECT TO CONDUCT THEREON; (II) THE NATURE, ENFORCEABILITY, AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION, OR OTHERWISE RELATING TO THE PROJECTS; (III) THE COMPLIANCE OF THE PROJECTS OR THE OPERATION THEREOF WITH ANY LAWS, RULES, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENTAL AUTHORITY OR OTHER BODY; (IV) WHETHER THE IMPROVEMENTS ARE BUILT IN A GOOD AND WORKMANLIKE MANNER; (V) ZONING TO WHICH THE PROJECT OR ANY PORTION THEREOF MAY BE SUBJECT; (VI) THE AVAILABILITY OF ANY UTILITIES TO THE PROJECTS OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS, ELECTRIC, PHONE, AND CABLE; (VII) USAGES OF ADJOINING PROPERTY; (VIII) ACCESS TO THE PROJECTS OR ANY PORTION THEREOF; (IX) THE COMPLIANCE WITH THE PLANS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL CONDITION OF THE PROJECTS OR ANY PORTION THEREOF; (X) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XI) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE PROJECTS; (XII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROJECTS; (XIII) THE EXISTENCE OF VESTED LAND USE, ZONING, OR BUILDING ENTITLEMENTS AFFECTING THE PROJECTS; (XIV) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT OF, USE OF, OR PROVISIONS RELATING TO ANY TAX CREDITS); (XV) WARRANTIES (EXPRESS OR IMPLIED) OF CONDITION REGARDING THE FITNESS OF THE PROJECTS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, TENANTABILITY, HABITABILITY, OR SUITABILITY FOR ANY INTENDED USE; (XVII) ANY ENVIRONMENTAL CONDITIONS THAT MAY EXIST ON THE PROJECTS, INCLUDING, WITHOUT LIMITATION, THE EXISTENCE OR NON-EXISTENCE OF PETROLEUM PRODUCTS, PETROLEUM RELATED PRODUCTS, "HAZARDOUS SUBSTANCES," "HAZARDOUS MATERIALS," "TOXIC SUBSTANCES," OR "SOLID WASTES" AS THOSE TERMS (WHICH ARE COLLECTIVELY REFERRED TO IN THIS CONTRACT AS "HAZARDOUS MATERIALS") ARE DEFINED IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED BY SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986, THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 ("RCRA"), AND THE HAZARDOUS MATERIALS TRANSPORTATION ACT, AND STATE ENVIRONMENTAL LAWS, AND IN THE REGULATIONS PROMULGATED PURSUANT TO THOSE LAWS, ALL AS AMENDED (COLLECTIVELY, THE "HAZARDOUS WASTE LAWS").

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8.    REPRESENTATIONS AND WARRANTIES OF SCOLP AND PURCHASERS.

8.1    SCOLP and Purchasers hereby represent and warrant to the Contributors as of the Effective Date, and as of the Closing Date, the following with the understanding that each of the representations and warranties are material and have been relied on by Contributors in connection herewith:
(a)    SCOLP has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Michigan and has the power and authority to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement.
(b)    Neither this Agreement nor the performance of SCOLP’s obligations hereunder violates or will violate (i) any constituent documents of SCOLP, (ii) any contract, agreement or instrument to which SCOLP is a party or bound, or (iii) any applicable law, regulation, ordinance, order or decree.
(c)    This Agreement has been duly authorized, executed and delivered by SCOLP and constitutes the legal, valid and binding obligation of SCOLP, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.
(d)    SCOLP has previously furnished, or made available, to Contributors, a true, correct and complete copy of the Partnership Agreement, together with all amendments (other than those amendments that simply change the information set forth in Exhibit A attached thereto).
(e)    Each Purchaser has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Michigan and has the power and authority to own, lease and operate its applicable Project and to conduct its business and to enter into and perform its obligations under this Agreement.
(f)    Neither this Agreement nor the performance of any Purchaser’s obligations hereunder violates or will violate (i) any constituent documents of such Purchaser, (ii) any contract, agreement or instrument to which such Purchaser is a party or bound, or (iii) any applicable law, regulation, ordinance, order or decree.
(g)    This Agreement has been duly authorized, executed and delivered by each Purchaser and constitutes the legal, valid and binding obligation of each Purchaser, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting enforcement of creditors’ rights generally or by general equity principles.
(h)    SCOLP has made available to Contributors (by public filing with the Securities and Exchange Commission (the “SEC”) or otherwise) a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by its general partner, Sun Communities, Inc. (“SUI”), with the SEC since January 1, 2010 (the "SEC Documents"). The SEC Documents were filed with the SEC in a timely manner and constitute all forms, reports and documents required

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to be filed by SUI under the 1933 Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder since January 1, 2010. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by later SEC Documents filed and publicly available prior to the Closing Date. The consolidated financial statements of SUI and SCOLP included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X under the Exchange Act) and fairly presented, in accordance with applicable requirements of GAAP and the applicable rules and regulations of the SEC (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material), the consolidated financial position of SUI and SCOLP, taken as a whole, as of their respective dates and the consolidated statements of income and the consolidated cash flows of SUI and SCOLP for the periods presented therein.
(i)    The authorized capital stock of SUI and the shares thereof issued and outstanding are as set forth in the SEC Documents as of the dates reflected therein. All of the outstanding shares of Common Stock of SUI have been duly authorized and validly issued, and are fully paid and nonassessable.
(j)    As of October 29, 2012, the issued and outstanding units of limited partnership of SCOLP (the “OP Units”) consist of: (i) 31,803,586 Common OP Units (the “Outstanding Common Units”); (ii) 1,325,275 Preferred OP Units (the “Aspen Units”) with the rights and designations set forth in the Partnership Agreement and Amendment Nos. 146, 204 and 257 thereto, (iii) 455,476 Series A-1 Preferred OP Units (the “A-1 Preferred Units”) with the rights and designations set forth in Amendment No. 275 to the Partnership Agreement, and (iv) 112,400 Series B-3 Preferred OP Units (the “B-3 Preferred Units”) with the rights and designations set forth in Amendment Nos. 173, 174, 205, 211 and 247 to the Partnership Agreement (the Aspen Units, the A-1 Preferred Units and the B-3 Preferred Units, collectively the “Outstanding Preferred Units”). Each of the Outstanding Common Units and the Outstanding Preferred Units have been duly and validly authorized and issued by SCOLP and are the only issued and outstanding OP Units in SCOLP.
(k)    The SEC Documents accurately describe, in all material respects, all of the preferences and rights of the holders of Outstanding Preferred Units. Except for the Outstanding Common Units and the Outstanding Preferred Units, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for, OP Units or other ownership interests of SCOLP.
(l)    The issuance of the Series A-3 Preferred OP Units to be issued by SCOLP as provided in Section 2.1 has been duly authorized and, when issued and delivered by SCOLP as provided in this Agreement, the Series A-3 Preferred OP Units will be validly issued, fully paid and non-

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assessable. Assuming the accuracy of the representations and warranties of Contributor a set forth in Section 7.1 (cc) and (dd), the Series A-3 Preferred OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws.
(m)    SCOLP is a partnership, and not an association or partnership taxable as a corporation, for federal income tax purposes
(n)    Each Purchaser, SCOLP, its General Partner, and its executive officers are in compliance with all Office of Foreign Assets Control Legal Requirements and similar requirements, including sanctions and regulations promulgated under authority granted by the Trading with the Enemy Act, 50 U.S.C. App. 1 44, as amended from time to time; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 06, as amended from time to time; the Iraqi Sanctions Act, Publ. L. No. 101 513, as amended from time to time; the United Nations Participation Act, 22 U.S.C. § 287c as amended from time to time;, the International Security and Development Cooperation Act, 22 U.S.C. § 2349 aa 9, as amended from time to time; The Cuban Democracy Act, 22 U.S.C. §§ 6001 10, as amended from time to time; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 2339b, as amended from time to time; and The Foreign Narcotics Kingpin Designation Act, Publ. L. No. 106 120, as amended from time to time; and is in compliance with any other prohibitions on dealings with persons, groups, countries, or entities proscribed by the United States government.

None of the Purchasers, SCOLP, its General Partner, or its officers is a person or entity that: (1) is listed in the Annex to, or otherwise subject to the provisions of the Executive Order; (2) is named as a “Specially Designated National and Blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf; (3) is owned or controlled by, or acting for or on behalf of, any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order; or (4) is (i) making or receiving any contribution of funds, goods or services to or for the benefit of any person listed in the Annex to, or otherwise subject to the provisions of, the Executive Order, (ii) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order.

8.2    The provisions of Section 8.1 and all representations and warranties contained therein shall be true as of the Closing Date and shall survive the closing of the transactions contemplated herein, and the conveyance of the Projects, as specifically set forth in Section 15.1 herein. All of such representation and warranties shall be deemed to be reaffirmed as of the Closing Date, unless prior to the Closing SCOLP or Purchasers delivers written notice to the contrary to Contributors.

9.    ACCESS TO THE PROJECT.

9.1    At all reasonable times from and after the Effective Date, each Contributor shall afford Purchasers and their representatives, upon twenty-four (24) hours prior notice, full and free access to its Project, the employees at the Project, all files, Tenant Leases, documents, information and other information as specified throughout this Agreement with respect to operational matters,

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and the right to inspect its Project. Additionally, Purchasers may deliver to each Project’s property manager or, upon request, Contributors shall deliver to each Project’s property manager, that certain Manager Checklist / Questionnaire in the form set forth on Schedule 9.1 attached hereto, with a request that each Project’s property manager complete and execute such Manager Checklist / Questionnaire to the best of his or her knowledge prior to Closing. Notwithstanding anything to the contrary in this Agreement, the failure of any Project’s property manager to complete the Manager Checklist / Questionnaire shall not constitute a breach by Contributors and the Closing of the transaction contemplated under this Agreement is not conditioned upon the completion of any such Manager Checklist / Questionnaire. Upon the completion of such activities, each Purchaser, at its sole expense, shall promptly restore the Project to its former condition in all substantial respects. The results of any environmental testing and inspections done prior to the Effective Date shall be treated as strictly confidential by Purchasers and the same shall not be disclosed to any third party or governmental entity without the written consent of Contributors; provided, however, that such reports and results may be disclosed to Purchaser’s consultants, attorneys, lenders and insurance companies. Purchasers shall defend, indemnify and hold Contributors harmless from and against any and all claims, demands, losses, costs and/or liabilities associated with damage or injury to any person, property or the Projects caused by or attributable to the actions or negligence of Purchasers and/or its contractors, representatives or other agents while they are on the Projects pursuant to this Section or otherwise. Purchasers shall take the necessary steps to ensure that its contractors and agents have and maintain appropriate insurance policies related to (1) commercial general liability, including contractual liability, and (2) professional errors and omissions liability, including contractors’ pollution liability. The obligations of Purchasers set forth in this Section 9.1 shall survive the termination of this Agreement or the Closing Date.

9.2    SCOLP shall have the right, at its expense, to cause its accountant to prepare audited financial statements of each Contributor and its operations at its Project for the two (2) calendar years preceding the Closing Date, and for the period from January 1st through the calendar month preceding the Closing Date, and the Contributors shall cooperate and assist in all respects with the preparation of the audited financial statements. Contributors shall furnish to SCOLP and its accountants all financial and other information in its possession or control related to the Projects to enable such accountants to prepare audited financial statements in conformity with Regulation S-X promulgated by the SEC and any registration statement, report or disclosure statement filed with, and any rule issued by, the SEC. Contributors also shall provide a signed representation letter as prescribed by generally accepted auditing standards as promulgated by the Auditing Standards Divisions of the American Institute of Public Accountants which representation letter is required to enable an independent public accountant to render an opinion on such financial statements, and shall comply with and perform in accordance with terms of the customary engagement letter, the form of which is attached hereto as Exhibit BB.

9.3    SCOLP shall have the right, in its sole discretion, at any time after the Effective Date and prior to Closing, to prepare and record against the Projects affidavits or memorandums of interest reflecting its right to acquire the Projects pursuant to the terms of this Contribution Agreement.

10.     CONDITIONS.

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10.1    The obligation of Sun Parties to consummate the acquisition of any or all of the Projects is expressly conditioned upon the following, each of which constitutes a condition precedent to the obligations of Sun Parties hereunder:

(a)    On the Closing Date, title to each of the Projects shall be in the condition required by this Agreement and the Title Company shall have unconditionally and irrevocably agreed to issue the Title Policies pursuant to the Commitments.

(b)    On the Closing Date, the environmental issues as set forth on Schedule 10.1(b) attached hereto are resolved to SCOLP’s and each Purchaser’s satisfaction, in their sole and absolute discretion, or Contributors shall provide a credit to Purchasers against the Agreed Values in an amount sufficient, as reasonably determined by SCOLP and Purchasers in their sole discretion, for SCOLP or Purchasers to cure such environmental matter after Closing.

(c)    The Contributors shall have materially complied with and performed all covenants, agreements and conditions on their part to be performed under this Agreement within the time herein provided for such performance.

(d)    Each of the representations, warranties and agreements of Contributors herein and in all documents and agreements executed pursuant hereto are and shall be true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Effective Date and as of the Closing Date (except that those representations and warranties which by their express terms are made as of a specific date shall be required to be true and correct only as of such date).

(e)    From and after the Effective Date to the Closing Date, there shall have been no material adverse change in or to any of the Projects, the business conducted thereon or Contributors.

(f)    Contributors shall have received from Lender all necessary releases of the Projects from any and all mortgages, security interests, pledges, liens or claims with respect to the Projects and Loans.

(g)    No action, suit, proceeding or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent consummation of the transactions under this Agreement or which would affect the right of the Purchasers to own, operate and control the Projects.

(h)    Contributors shall have received all necessary consents and approvals as set forth on Schedule 7.1(k) attached hereto.

(i)    With respect to that certain document between Morgan RV Resorts and MHC Operating Limited Partnership (“ELS”) executed November 9, 2012 (the “Competing LOI”),

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and all “Memorandum of Agreement for an Option to Acquire Properties” (the “ELS Title Memos”), which have been or shall be recorded by ELS against some or all of the Projects in connection with the Competing LOI, upon the occurrence of any of the following (i) ELS shall have properly recorded terminations of such ELS Title Memos against all of the Projects; (ii) there is a nonappealable court order from a court of competent jurisdiction which orders or directs ELS to terminate the ELS Title Memos; or (iii) the Title Company or other title company reasonably acceptable to Purchaser is able to provide insurable title and/or affirmative coverage with respect to the ELS Title Memos and Purchasers have reviewed and approved, in their sole discretion, the manner in which such affirmative coverage has been obtained, this condition shall be deemed satisfied. Contributors and Purchasers hereby agree and acknowledge that the ELS Title Memos are Title Defects for purposes of this Agreement.

If any such condition is not performed or waived by the Sun Parties in their sole discretion on or before the Closing Date (unless a different time for performance is expressly provided herein), Sun Parties shall be permitted, at their sole option, to declare this Agreement null and void and of no further force and effect with respect to any or all of the Projects by written notice to Contributor, whereupon (i) if Sun Parties terminate this Agreement with respect to all of the Projects (and the Other Contribution Agreement pursuant to Section 14.3), then the Escrow Agent shall deliver to SCOLP the Deposit and neither Contributor nor Sun Parties shall have any further duties or obligations under this Agreement, except as expressly provided herein, except that if any such condition was not satisfied as a result of any default or breach of this Agreement by any Contributor or either the condition set forth in Section 10.1(f) above and/or the condition set forth in Section 10.1(h) above and/or the condition set forth in Section 10.1(i) above are not satisfied, Sun Parties may pursue such legal and equitable rights and remedies that may be available to it pursuant to Section 14 herein (provided that Sun Parties shall have the right to waive any one or all of such conditions), or (ii) if Sun Parties terminate this Agreement with respect to one or more, but not all, of the Projects, then the Escrow Agent shall deliver to SCOLP the Prorated Deposit, except that if any such condition was not satisfied as a result of any default or breach of this Agreement by Contributor, Sun Parties may pursue such legal and equitable rights and remedies that may be available to it pursuant to Section 14 herein (provided that Sun Parties shall have the right to waive any one or all of such conditions).

10.2    The obligation of Contributors to consummate the contribution of the Projects is expressly conditioned upon the following, each of which constitutes a condition precedent to the obligations of Contributors hereunder:

(a)    SCOLP and Purchasers shall have complied with in all material respects with and performed in all material respects all covenants, obligations, agreements and conditions on their part to be performed under this Agreement that are required to be performed or complied with by SCOLP and Purchasers on or before the Closing.

(b)    The representations, warranties and agreements of SCOLP and Purchasers contained herein and in all documents and agreements executed pursuant hereto are and shall be true and correct in all respects (in the case of any representation or warranty

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containing any materiality qualification) or in all material respects (in the case of any representation or warranty without any materiality qualification) on and as of the Effective Date and as of the Closing Date (except that those representations and warranties which by their express terms are made as of a specific date shall be required to be true and correct only as of such date).

(c)     Contributor shall have received the consideration provided in Section 2 above.

(d)    No action, suit, proceeding or investigation shall have been instituted before any court or governmental body, or instituted by any governmental agency, to restrain or prevent consummation of the transactions under this Agreement.

If any such condition is not performed or waived by Contributors in their sole discretion on or before the Closing Date (unless a different time for performance is expressly provided herein), Contributors shall be permitted, at their sole option, to declare this Agreement and the Other Contribution Agreement (pursuant to Section 14.3 below) null and void and of no further force and effect by written notice to the SCOLP, and neither Contributor nor Sun Parties shall have any further duties or obligations under this Agreement, except as expressly provided herein, except that if any such condition was not satisfied as a result of any default or breach of this Agreement by Sun Parties, Contributor may pursue such legal and equitable rights and remedies that may be available to it pursuant to Section 14 (provided that Contributor shall have the right to waive any one or all of such conditions).

11.     OPERATION OF PROJECT.

11.1    From and after the Effective Date to the Closing Date, Contributors shall: (a) continue to maintain, operate and conduct business at each of the Projects in the ordinary course in substantially the same manner as prior to the Effective Date; (b) perform all regular maintenance and repairs with respect to each of the Projects; (c) keep each of the Projects insured against all usual risks and will maintain in effect all insurance policies now maintained on the same; (d) not sell, assign or convey any right, title or interest in any part of the Projects; (e) not change the operation or status of any of the Projects in any manner reasonably expected to impair or diminish their value; (f) continue to make all reservations at each of the Projects through the Campground Manager Software System and at the same published rates as set forth on Exhibit I attached hereto without discounts or rent concessions, (g) not execute, amend or extend any Tenant Lease, not provide any discounts or rent concessions except as reflected on the Future Reservations Schedules, the 2011 Rent Rolls or the 2012 Rent Rolls delivered to SCOLP, provide for a rental rate that is less than the 2013 rates as set forth on Exhibit I attached hereto, or otherwise terminate or waive any rights under the Tenant Leases, and (h) carry and maintain Inventory and Supplies for the Ancillary Businesses through Closing consistent with past practices. Further, Contributors shall, at or prior to the Closing Date, furnish Purchasers with a copy of each such new or renewal Site Fee Agreement with respect to the Projects.

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11.2    Prior to Closing, (i) Contributors shall remove from all of the Projects all of the following: (a) any piles of debris, including garbage, tree and plant material, cement, asphalt, tires, construction related material, (b) any un-operable or abandoned vehicles or appliances, (c) any abandoned or unserviceable manufactured homes, recreational vehicles, or park models, or (d) any spoiled paint, spoiled fuel, or any other spoiled material that could be considered environmentally hazardous, and (ii) Contributors shall repair any damage to any of the Projects caused by Hurricane Sandy. In the event Contributors fail to complete either of these requirements prior Closing, Contributors shall provide a credit to Purchasers against the Agreed Values in an amount sufficient, as determined by SCOLP and Purchasers in their sole discretion, for SCOLP and Purchasers to complete such work.

11.3    None of the Contributors nor any of their members, managers, officers or employees shall remove, or cause to be removed, any paper or electronic resident files, property files, Tenant Leases, documents or other information from any Project’s offices.

11.4    Purchasers shall have the right, but not the obligation, to hire those employees of Contributors, and any Project's management agent who worked at or provided services to any Project, effective as of the Closing Date. Upon the consummation of the transactions contemplated herein, such employees will remain employees of Contributors or such managers unless expressly retained by Purchasers at the Closing, and all compensation, fees, fringe benefits and other amounts due such employees, for the period prior to the Closing Date, whether as hourly pay, salaries, overtime, bonus, vacation or sick pay, severance pay, pensions or otherwise, and all amounts due for the payment of employment taxes with respect thereto including any amount payable or that becomes payable as a result of the termination of the employees, and all costs and taxes attributable to such employment, shall be paid by Contributors. Effective as of the Closing Date, Contributors shall terminate the existing managers of the Projects and any Non-Assumed Project Contracts, at its sole expense.

12.     DESTRUCTION OF PROJECT.

12.1    In the event any part of any Project shall be damaged or destroyed prior to the Closing Date, Contributors shall notify Purchasers thereof, which notice shall include a description of the damage and all pertinent insurance information. If the use or occupancy of any Project is materially affected by such damage or destruction or the cost to repair such damage or destruction exceeds Fifty Thousand and No/Dollars ($50,000.00), Purchasers shall have the right to terminate this Agreement with respect to such Project by notifying Contributors within ten (10) days following the date Purchasers receive notice of such occurrence or on the Closing Date, whichever occurs first, whereupon neither Contributors nor Purchasers shall have any further obligation hereunder to each other with respect to such Project except as expressly provided herein. If Purchasers does not elect to terminate this Agreement with respect to such Project, or shall fail to timely notify Contributors within the required time period, on the Closing Date, which may be extended by Contributors or Purchasers to accommodate compliance with this Section 12.1, then, at Purchasers’ option, either (i) Contributors shall assign to Purchasers all of Contributors’ right, title and interest in and to the proceeds of the fire and extended coverage insurance presently carried by or payable directly or indirectly to Contributors, and the Agreed Values shall be reduced by the amount of any

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deductible applicable to such insurance, or (ii) Contributors shall, at their sole cost and expense, make any and all required repairs to the applicable Project and the Closing shall be delayed until such time as such Project is restored to Purchaser’s satisfaction.

13.     CONDEMNATION.

13.1    If, prior to the Closing Date, any Contributor or Purchaser receives or obtains notice that any governmental authority having jurisdiction intends to commence or has commenced proceedings for the taking of any portion of any Project by the exercise of any power of condemnation or eminent domain, or notice of any such taking is recorded among the public records of the State or county where such Project is located, and such taking results in a reduction of the number of RV sites or loss of other improvements or amenities within such Project or Purchasers determine that such taking will adversely affect the operation of such Project, Purchasers shall have the option to terminate this Agreement with respect to such Project by notifying Contributors within ten (10) days following Purchaser 's receipt of such notice or on the Closing Date, whichever is earlier, whereupon neither Contributors nor Purchasers shall have any further duties or obligations under this Agreement with respect to such Project except as expressly provided herein. If Purchasers do not elect or do not have the right to terminate this Agreement with respect to such Project or shall fail to timely notify Contributors, Purchasers shall close the transaction as if no such notice had been received, obtained or recorded or proceedings commenced, and in such event, any proceeds or awards made in connection with such taking shall be the sole property of Purchasers, and not Contributors.

14.    DEFAULT AND TERMINATION.

14.1    In the event any Contributor shall fail to perform any of their obligations hereunder or the condition set forth in Section 10.1(f) above and/or the condition set forth in Section 10.1(h) above and/or the condition set forth in Section 10.1(i) above are not satisfied prior to the Closing, Purchasers or SCOLP may either, as their sole and exclusive remedy as a result of such default, (i) terminate this Agreement by written notice delivered to Contributors at or prior to the Closing Date, receive the Deposit from the Escrow Agent and Contributors shall promptly reimburse SCOLP for all of its actual costs and expenses associated with Letter of Intent and the Acquisition, each as defined in the SCOLP Loan Agreement and this Agreement, in an amount not to exceed One Million Five Hundred Thousand and No/Dollars ($1,500,000.00), including, without limitation, all costs and expenses of third parties involved in SCOLP’s due diligence investigation (including all title insurance companies, surveyors and environmental consultants), all attorneys’ fees and expenses, all accounting fees and expenses and all commitment and other fees and expenses paid to prospective lenders, (ii) obtain specific performance of the terms and conditions.

14.2    In the event neither SCOLP nor any Purchaser elects to terminate this Agreement as permitted herein and the conditions precedent to the obligation of Purchasers to acquire the Projects have been satisfied or waived by Purchasers or SCOLP in writing, and thereafter Purchasers fail to purchase the Projects on the Closing Date in accordance with the terms of this Agreement, Contributor’s sole and exclusive remedy shall be to terminate this Agreement by written notice delivered to SCOLP and Purchasers at or prior to the Closing Date, receive the Deposit from Escrow

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Agent and SCOLP and Purchasers shall not have any further or other liability hereunder except as expressly provided herein. Contributors agree and acknowledge that the Deposit is a reasonable estimate of any damages which Contributors may suffer as a result of SCOLP’s or Purchasers’ default. Neither Purchasers, SCOLP nor any designee, transferee or assignee of Purchasers, SCOLP, nor any officers, directors, shareholders or partners, general or limited, of Purchasers, SCOLP or such designee, transferee or assignee, shall be personally or individually liable with respect to any obligation under this Agreement, all such personal and individual liability, if any, being hereby waived by Contributors on their behalf and on behalf of all persons claiming by, through or under them.

14.3    Notwithstanding any provision of this Agreement to the contrary, other than Section 14.4 below, neither party may exercise any right of termination under this Agreement unless such party or its affiliates also terminates the Other Contribution Agreement, and (i) each party who, or whose affiliate, terminates the Other Contribution Agreement shall have the right to terminate this Agreement provided that it terminates the Other Contribution Agreement, so that a closing must occur under both this Agreement and the Other Contribution Agreement, or under none of them. Any termination of this Agreement pursuant to clause (b) of the preceding sentence shall be effected by written notice to the other party, whereupon no party shall have any further liability to any other party under this Agreement, except with respect to the Deposit, as applicable upon a failure of closing conditions or default, as applicable.

14.4    Notwithstanding the foregoing, if any Purchaser determines that it will not acquire one or more of the Projects as a result of any of the “Project Termination Events” (as defined below), then SCOLP may terminate this Agreement solely with respect to such terminated Project(s) and proceed to closing with respect to the other Projects and the Other Contribution Agreement, provided, that (i) the Agreed Values with respect to the remaining Projects shall be as set forth on Exhibit E attached hereto, and (ii) if SCOLP or the any Purchaser elects to terminate this Agreement with respect to any Project as a result of such Project’s environmental issues (as defined and set forth Schedule 10.1(b)) or any uncured and unresolved Title Defect, as set forth in Section 5.1 herein, as determined in the reasonable discretion of SCOLP and any Purchaser, the Contributors may nullify such termination by electing to either cure, at its sole cost and expense, such title or environmental matter prior to Closing, or provide a credit to SCOLP against the Agreed Values for such Project in an amount sufficient, as determined by SCOLP in its sole discretion, for SCOLP to cure such title or environmental matter after Closing, in which case the parties shall proceed to closing for all of the Projects.

For purposes of this Agreement, the “Project Termination Events” are as follows: (i) any default by the applicable Contributor(s) under the Other Contribution Agreement, (ii) any Project’s environmental issues (as defined and set forth Schedule 10.1(b)) are not satisfied to SCOLP’s reasonable discretion, (iii) any uncured and unresolved Title Defect with respect to any Project, as set forth in Section 5.1 herein, as determined in the reasonable discretion of SCOLP, (iv) damage, destruction or condemnation of any Project in accordance with Sections 12 or 13 herein, or (v) any Contributor has not received the consent of its members or shareholders, as applicable, to the transaction.

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15.    LIABILITY AND INDEMNIFICATION.

15.1    All representations and warranties made by the parties in Section 7 and Section 8 shall survive the Closing for a period that is the later of (i) eighteen (18) months following the Closing Date, or (ii) three (3) months after the issuance of Sun Communities Inc.’s audited financial statements covering 2013 if the Closing occurs on January 2, 2013, or for the first full calendar year following the Closing if the Closing does not occur by January 2, 1013, which audited financial statements shall be issued by April 15th of such applicable calendar year, (the “Claims Period”); provided, however, that the representations and warranties contained in Section 7.1(k), Section 7.1(m), and Section 18 (collectively, the “Contributor Fundamental Reps”), and Section 8.1(a), Section 8.1(e) and Section 18 (collectively, the “Sun Fundamental Reps” and, together with the Contributor Fundamental Reps, the “Fundamental Reps”) shall not terminate and shall continue in full force and effect until the expiration of the applicable statute of limitations, and provided, further, that any claim for fraud shall continue in full force and effect indefinitely. No party will be obligated to provide indemnification pursuant to Section 15.3 and Section 15.4 with respect to any breach of a representation or warranty set forth in this Agreement unless on or before the last day of the applicable Claims Period the party claiming such indemnification notifies such party in writing of such claim specifying the factual basis of the claim in reasonable detail to the extent then known by such party, whether or not the settlement or proceeding with respect to such claim occurs, in whole or in part, during or after the applicable Claims Period. The period beginning on the last day of the Claims Period through the date of the final settlement and resolution of any claims or actions that are pending upon expiration of the Claims Period (the “Pending Claims”) shall be referred to herein as the “Set Off Period.” All covenants and agreements shall survive the Closing and shall continue in full force and effect until they are fully performed.

15.2    Except as otherwise specified in Sections 7 and 9.1, SCOLP and Purchaser do not and shall not assume any liability for any claims arising out of the occurrence of any event or the existence of any condition prior to the Closing Date with respect to any Project, including the following, which shall be the responsibility of, and paid by, Contributor and not SCOLP or Purchaser (the “Pre‑Closing Liabilities”): (i) any property damage or injuries to persons, including death, caused by any occurrence at any Project or resulting from Contributor’s use, possession, operation, repair and maintenance of any Project prior to the Closing Date, (ii) any breach of the lessor's obligations under the Tenant Leases which occurred prior to the Closing Date or as a result of Contributor not having reserved cash as of the Closing Date equal to the amount of all security deposits and deposits for future reservations to be held under the Tenant Leases, (iii) any breach of Contributor's obligations under the Project Contracts or Assumed Leases and Contracts which occurred prior to the Closing Date, (iv) the termination of the employees of Contributor or the manager of the Project on or prior to the Closing Date pursuant to Section 11.2 hereof, (v) all accounts payable, obligations and liabilities of Contributor, accrued or unaccrued, incurred as of the Closing Date or arising out of events or occurrences prior to the Closing Date, including under the Non-Assumed Project Contracts, and (vi) all costs and expenses required to be paid by Contributor under Sections 6.1, 17 and/or 18.

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15.3    From and after the Closing Date until the end of the Set Off Period, Contributors, jointly and severally, agree to indemnify, defend and hold harmless Purchaser, SCOLP and their respective successors, assigns, constituent members and partners, employees, agents and representatives (the “Sun Indemnified Parties”), from and against any and all claims, penalties, damages, demands, liabilities, actions, causes of action, costs and expenses (including attorneys' fees and costs), including any losses, costs, liabilities, obligations, damages and expenses as a result of the final settlement or judgment of any Pending Claims (“Losses”) arising out of, as a result of or as a consequence of: (a) the Pre-Closing Liabilities, (b) any litigation disclosed on Exhibit N attached hereto, (c) all matters arising from, in connection with or relating to ELS, the Competing LOI or the ELS Title Memos (the “ELS Matters”), provided, however, in no event shall Contributors be liable to Sun Indemnified Parties under this clause (c), whether in contract, tort or otherwise, including strict liability, for any special, indirect, incidental or consequential damages or any lost business damages in the nature of lost revenues, profits and/or goodwill regardless of the foreseeability thereof, and (d) any breach by any one or more of the Contributors of any of its/their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by Contributor to SCOLP or Purchaser in connection with and/or relating to the consummation of the transactions contemplated herein. Contributor’s indemnification obligations as set forth herein are in addition to those indemnification obligations set forth in that certain Indemnity Agreement dated as of the Effective Date from the Principals and Robyn Morgan for the benefit of SCOLP, Sun Communities, Inc. and the Indemnified Parties (as defined therein) (the “Indemnity Agreement”).

15.4    From and after the Closing Date up to the end of the Set Off Period, SCOLP agrees to indemnify, defend and hold harmless Contributors from and against any and all claims, penalties, damages, demands, liabilities, actions, causes of action, costs and expenses (including reasonable attorneys’ fees), arising out of, as a result of or as a consequence of: (i) any breach of the lessor's obligations under the Tenant Leases which occurs subsequent to the Closing Date; (ii) any breach of any Purchaser’s obligations under the Project Contracts assigned to any Purchaser at its request which may occur subsequent to the Closing Date; (iii) any property damage or injuries to persons, including death, caused by the occurrence of any event at the Projects after the Closing Date or in connection with any Purchaser’s use, possession, operation, repair and maintenance of the Projects after the Closing Date; (iv) any breach by SCOLP or Purchasers of any of their representations, warranties, or obligations set forth herein or in any other document or instrument delivered by SCOLP or Purchasers in connection and/or relating to with the consummation of the transactions contemplated herein; and (v) any failure by SCOLP or Purchasers to pay costs and expenses required to be paid by SCOLP or Purchasers under Sections 6.1, 17 and/or 18.

15.5    Any claim by SCOLP or Purchasers under this Section 15 shall be actionable or payable pursuant to Section 8.2 of that certain Omnibus Agreement dated as of the Effective Date between Robert C. Morgan, Robert Moser, the Contributors, the Sun Parties, Ideal Private Resorts, LLC, a New York limited liability company, Indian Creek RV Resort LLC, a Delaware limited liability company, Lake Laurie RV Resort LLC, a Delaware limited liability company, Wagon Wheel Maine LLC, a Delaware limited liability company, Wild Acres LLC, a Delaware limited liability company, and Sun Indian Creek RV LLC, a Michigan limited liability company, Sun Lake Laurie RV LLC, a Michigan limited liability company, Sun Wagon Wheel RV LLC, a Michigan limited

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liability company, and Sun Wild Acres RV LLC, a Michigan limited liability company (the “Omnibus Agreement”). Notwithstanding anything to the contrary in this Agreement, the Other Contribution Agreement, or the Omnibus Agreement, the aggregate amount payable to the Sun Indemnified Parties, as defined in the Omnibus Agreement, with respect to the all losses under Section 15 of this Agreement, Section 15 of the Other Contribution Agreement, and Section 8 of the Omnibus Agreement shall not exceed an amount equal to the Indemnity Holdback, as defined in the Omnibus Agreement (the “Cap”), provided, however, that (i) the Cap shall not apply to any Losses resulting from, arising out of, in the nature of, or caused by (a) any Pre-Closing Liabilities, (b) any litigation disclosed on Exhibit N attached hereto or in the Other Contribution Agreement, or (c) the ELS Matters, and (ii) the aggregate amount payable to the Sun Indemnified Parties with respect to the all Losses resulting from, arising out of, in the nature of, or caused by any fraudulent breach by a party of any of its representations, warranties, covenants or agreements set forth herein, or in the Other Contribution Agreement or Omnibus Agreement, shall not exceed Ten Million and No/Dollars ($10,000,000.00), provided, however, that such $10,000,000.00 limit shall not apply to any Losses resulting from, arising out of, in the nature of, or caused by the ELS Matters.

16.     CLOSING; ESCROW.

16.1    Subject to the provisions of Section 5.1 and satisfaction or waiver by SCOLP or Purchasers of the conditions set forth in Section 10.1 hereof, the closing ("Closing") of the transactions contemplated herein upon escrow breaking as set forth below shall take place at the offices of Jaffe, Raitt, Heuer & Weiss, P.C., 27777 Franklin Road, Suite 2500, Southfield, Michigan 48034 at 10:00 A.M., local time, on the later of (i) three (3) business days after satisfaction of the condition set forth in Section 10.1(i) herein, or (ii) January 2, 2013, but in no event later than June 30, 2013; provided, however, that if the condition set forth in Section 10.1(i) herein is not satisfied by June 30, 2013, the Purchasers shall have the right to extend such date in their sole and absolute discretion so long as the issues with respect to the ELS Matters have not been resolved in favor of ELS (the "Closing Date"). In the event the Closing does not occur by January 2, 2013, SCOLP, or an affiliate of SCOLP, shall provide Contributors with a loan upon the terms set forth on Exhibit AA attached hereto (the “Peters Pond Loan”), and the parties shall enter into all applicable loan documentation evidencing such Peters Pond Loan.

The parties hereby agree that within three (3) days of the Effective Date, the Contributors and Principals shall commence litigation in the Monroe County, New York against ELS to declare the Competing LOI null and void and require termination of the ELS Title Memos. Additionally, the parties hereby agree that on or before December 13, 2012, the parties will deliver to the Title Company all of the fully-executed and agreed-upon closing documents set forth in Section 16.2 herein, to be held in escrow by the Title Company pending the Closing, pursuant to a mutually agreed-upon escrow agreement between the Purchasers, Contributors and the Title Company, which shall contain terms and provisions that are customary with respect to transactions such as those set forth herein; provided, however, that to the extent certain documentation and closing requirements are not delivered in escrow by December 13, 2012, the parties shall continue to use their best efforts to deliver any and all remaining deliveries to the Title Company as expeditiously as possible. Upon confirmation by all parties to the above-mentioned escrow agreement that any and all required closing deliveries have been placed into escrow, SCOLP shall deposit a sum equal to the amount

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of the DPO Loan (as defined in the Other Contribution Agreement) in escrow with the Title Company, to be disbursed upon the closing of the DPO Loan or consummation of the transaction contemplated herein, as applicable. So long as the Closing has not yet occurred, beginning January 3, 2013, Contributors and an affiliate of SCOLP shall enter management agreements with respect to the following properties, upon the same terms and conditions as set forth on Exhibit BB hereto regarding the Peters Pond Management Agreement: Virginia Tent, Fiesta Key, Newpoint, Gwynns Island, Westward Ho and Seaport.

16.2    At Closing:

(a)    Each Contributor shall execute and deliver a Warranty Deed or its equivalent (the “Deed”) in recordable form conveying to each Purchaser marketable and insurable title to the Land and Improvements, subject only to the Permitted Exceptions.
(b)    Each Contributor shall execute and deliver a Warranty Bill of Sale conveying the Personal Property to each Purchaser, free and clear of any Liens or encumbrances other than the Permitted Exceptions, and each Contributor shall execute and deliver to each Purchaser, in proper form for transfer, the Certificates of Title pertaining to all vehicles and boats, if any, being conveyed to each Purchaser hereunder.
(c)    Each Contributor, at Contributor’s expense, shall deliver to each Purchaser the Certificates of Title or statutory or other evidence of title to each Cottage and Boat in a form suitable for presentation to the appropriate public agency or officer for filing sufficient to protect the right, title and interest of such Purchaser in and to the Cottages and Boats.
(d)    Each Contributor shall execute and deliver to each Purchaser, in form and content satisfactory to each Purchaser, an Assignment, transferring to each Purchaser all of each Contributor’s right, title and interest in and to: (i) the Tenant Leases and all deposits relating thereto; (ii) the Assumed Project Contracts; and (iii) the Intangible Property (defined as: (a) all licenses, permits and franchises then held by each Contributor for its Project which may be lawfully assigned and which may be necessary or desirable, in each Purchaser 's opinion, to operate any Project; (b) any warranties and guaranties from manufacturers, suppliers and installers pertaining to each Project; (c) the names “Virginia Tent, Peters Pond, Fiesta Key, Newpoint, Gwynns Island, Westward Ho and Seaport” and all variations thereof; (d) the telephone number(s) for all of each Contributor's telephones installed at each Project; (e) all plans and other documents in each Contributor's possession relating to the development of each Project; (f) all business, operating and maintenance records, reports, notices and other information concerning each Project; and (g) all other intangible property related to each Project), and (iv) the Inventory and Supplies.
(e)    Each Contributor shall execute and deliver to each Purchaser, in form and content satisfactory to each Purchaser, an Assignment of the Assumed Leases and Contracts.
(f)    SUI and Contributor shall execute and deliver an amendment to the Partnership Agreement and an amendment to the SCOLP certificate of limited partnership reflecting the transactions provided for in this Agreement.

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(g)    SUI and Contributor shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit T.
(h)    SCOLP shall deliver the Agreed Values in accordance with Section 2.1 hereof, in the form of Cash for the Loan Payoffs and, if applicable, issuance of the Preferred OP Units, Cash, or a combination thereof.
(i)    Contributors shall cause the Commitments referred to in Section 4.1 hereof to be recertified and updated to the Closing Date, and shall cause the Title Policies to be issued to Purchasers pursuant to such updated Commitments together with such endorsements thereto.
(j)    Contributors shall deliver to SCOLP and Purchasers a certificate confirming the truth and accuracy of their representations and warranties hereunder, and the Future Reservations Schedules, updated to the Closing Date, as well as the 2011 Rent Rolls and the 2012 Rent Rolls shall be certified by Contributors to SCOLP and Purchasers as true and correct in all respects.
(k)    Contributors shall deliver to Purchasers true, accurate and complete electronic and hard copies of all Tenant Leases, the Future Reservations Schedules, the 2011 Rent Rolls and the 2012 Rent Rolls, which have not been altered or modified in any manner from those copies previously delivered to SCOLP.
(l)    Contributors and Purchaser shall execute and cause to be delivered to tenants under the Tenant Leases and all other interested parties written notice of the sale of the Projects to Purchasers together with such other information or instructions as Purchasers shall deem appropriate.
(m)    Each Contributor shall execute and deliver to Purchasers any discontinuation of any assumed name certificates that Purchaser deems necessary.
(n)    The Restricted Parties shall execute and deliver the non-competition covenant described in Section 33 hereof.
(o)    Contributors and Purchasers each shall deliver to the other such other documents or instruments as shall reasonably be required by such party, its counsel or the Title Company to consummate the transaction contemplated herein and/or to cause the issuance of the policy of title insurance which, in all events, shall not increase such party's liability hereunder or decrease such party's rights hereunder.
(p)    Contributors shall deliver to Purchasers to the extent in its possession, originals of: (i) the Tenant Leases, including all amendments thereto and modifications thereof; (ii) all Project Contracts; (iii) all architectural plans and specifications and other documents pertaining to the development of the Projects; and (iv) all other documentation currently used in the operation of the Projects or Contributors.

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(q)    Each Contributor and Morgan Management LLC, a New York limited liability company, shall enter into an agreement terminating any and all management agreements between each Contributor and Morgan Management LLC.
(r)    Each Contributor shall deliver to Purchaser an affidavit certifying that it and all persons or entities holding an interest in each Contributor are not non‑resident aliens or foreign entities, as the case may be, such that each Contributor and such interest holders are not subject to tax under the Foreign Investment and Real Property Tax Act of 1980.
(s)    Purchasers and SCOLP shall deliver to each Contributor certificates or such other instruments reasonably necessary to evidence that the execution and delivery of this Agreement and all documents to be executed and delivered by Purchasers and SCOLP hereunder, have been authorized by Purchasers and SCOLP and that all persons or entities who have executed documents on behalf of Purchasers and SCOLP in connection with the transaction have due authority to act on their behalf.
(t)    Contributors and Purchasers shall each deliver to the other evidence of payment (or provision for payment) of costs, fees and expenses for which such party is responsible hereunder, and such other documents or instruments as shall reasonably be required by such party, its counsel or the Title Company to consummate the transaction contemplated herein and/or to cause the issuance of the policy of title insurance which, in all events, shall not increase such party's liability hereunder or decrease such party's rights hereunder.
17.     COSTS.

17.1    Purchasers and Contributors shall each be responsible for their own counsel fees and travel expenses. As provided for herein, Contributors shall pay: (a) the documentary, intangible and transfer taxes due on the conveyance of the Projects to Purchasers; (b) all costs, expenses and fees payable to Lenders with respect to the Loan Payoffs and all necessary releases of the Projects from any and all Liens, claims or encumbrances; (c) the title insurance premiums for the policy of title insurance as specified in Section 4.1 hereof; and (d) sales, transfer and other taxes due on the transfer of any vehicles to Purchasers. As provided for herein, Purchasers shall pay: (i) all recording fees; (ii) costs associated with the Surveys and UCC and tax lien searches described in Section 4.3 hereof; and (iii) costs of the Phase I and Phase II Audits and any other costs associated with Purchaser’s inspection of the Projects as described in Section 9.1 hereof. Escrow and closing fees, if any, shall be borne equally by Contributors and Purchasers.

17.2    All costs and expenses incurred by Contributors prior to the Closing Date in connection with the transactions contemplated herein and the performance of its obligations under this Agreement, including, without limitation, attorney and other professional fees and the costs and expenses payable by Contributors hereunder shall be paid by Contributors and shall not be charged to, or the responsibility of, Purchasers.

17.3    Notwithstanding the foregoing, the parties hereby agree and acknowledge that nothing contained herein shall in any way modify, amend or affect the rights and remedies of SCOLP,

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as Lender, or the obligations of Robert Morgan, Robert Moser, Herbert Morgan, Kevin Morgan and Robyn Morgan, as Borrowers, under that certain Loan Agreement dated June 20, 2012 (the “SCOLP Loan Agreement”), as amended on the Effective Date, with respect to that certain $5,000,000 Promissory Note dated June 20, 2012 (the “SCOLP Note”) from Borrowers (the “SCOLP Loan”). All terms and conditions under the SCOLP Loan Agreement remain in full force and effect and shall survive the execution, delivery or termination of this Agreement until the SCOLP Loan is repaid in full at Closing, at which point the SCOLP Note shall be deemed satisfied and cancelled and all pledge agreements and guaranties shall be released. Additionally, the parties hereby agree and acknowledge that Section 6 of the SCOLP Loan Agreement shall have no force and effect upon any termination of this Agreement by the Contributors as a result of a default by SCOLP or Purchasers under this Agreement, the Other Contribution Agreement or Omnibus Agreement so long as none of the Contributors are in default and are ready, willing and able to proceed to Closing. With the exception of the immediately preceding sentence, in the event of any conflict between the SCOLP Loan Agreement and this Agreement, the terms and conditions of the SCOLP Loan Agreement shall control.

18.     BROKERS.

18.1    Purchasers and Contributors represent and warrant to each other that the parties making the representation have not dealt with any brokers or finders or created or incurred any obligation for a commission, finder’s fee or similar remuneration in connection with this transaction and agree to indemnify, warrant and defend each other against and from all liability, loss, damages, claims or expenses, including reasonable attorney fees, arising from the breach or asserted breach of such representation.
19.     ASSIGNMENT.

19.1    Each Purchaser hereby reserves the right, on or before the Closing Date, to assign all or any portion of its right, title and interest in and to this Agreement or to transfer all or any portion of its interest in any Project to an entity wholly-owned by either SCOLP or SUI, and upon notice of such assignment to Contributors, all terms and conditions hereof shall apply equally to such assignee as if the assignee was the original party hereto, provided that SCOLP may not assign its obligations hereunder with respect to the issuance of the Preferred OP Units and that any assignment will not create any adverse tax consequences for the Contributors. Each Contributor expressly reserves the right in its sole and absolute discretion to assign all of its right, title, and interest in a Project or under this Agreement and any related agreements or documents to an intermediary or other party to effect a like-kind exchange or exchanges under Internal Revenue Code Section 1031 and the implementing Treasury Regulations, including any other tax-free deferred exchange, provided, that Purchasers do not incur any additional expenses or liabilities with respect to such like-kind exchange or exchanges and the completion of such like-kind exchange or exchanges are not a condition to Closing.

20.     CONTROLLING LAW.

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20.1    This Agreement shall be controlled, construed and enforced in accordance with the laws of the State of Michigan. This Agreement was negotiated in the State of Michigan and the Agreed Values delivered pursuant to this Agreement was disbursed from the State of Michigan, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including matters of construction, validity and performance of this Agreement and all obligations arising hereunder.

21.     ENTIRE AGREEMENT.

21.1    Except for the SCOLP Loan Agreement, this Agreement (together with the exhibits hereto), the Indemnity Agreement, the Other Contribution Agreement and the Omnibus Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among Contributors, SCOLP and Purchasers with respect to the subject matter hereof. There is no statement, promise, agreement or obligation in existence which may conflict with the terms of this Agreement or which may modify, enlarge or invalidate this Agreement or any provision hereof. None of the prior and/or contemporaneous negotiations, preliminary drafts, or prior versions of this Agreement leading up to its execution and not set forth herein shall be used by any of the parties to construe or affect the validity of this Agreement.

22.    AMENDMENTS.

22.1    This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Contributors, Purchasers and SCOLP.

23.    NOTICES.

23.1    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, electronic mail or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 23.1):
If to Contributors:

Mr. Robert C. Morgan
c/o Morgan Management
1170 Pittsford Victor Road
Pittsford, New York 14534
Fax: (585)

With a required copy to:

Fix Spindelman Brovitz & Goldman, P.C.

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295 Woodcliff Drive, Suite 200
Fairport, New York 14450
Attn: Mr. Richard S. Brovitz
Fax: (585) 641-2791

If to SCOLP and Purchasers:

Mr. Gary A. Shiffman
Sun Communities, Inc.
27777 Franklin Road, Suite 200
Southfield, Michigan 48034
Fax: (248) 208-2645

With a required copy to:

Jaffe, Raitt, Heuer & Weiss, P.C.
27777 Franklin Road, Suite 2500
Southfield, Michigan 48034
Attn: Mr. Arthur A. Weiss
Fax: (248) 351-3082

Either party hereto may change the name and address of the designee to which notice shall be sent by giving written notice of such change to the other party hereto as hereinbefore provided.

24.     BINDING.

24.1    The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto, their successors, transferees and assigns.

25.     PARAGRAPH HEADINGS.
25.1    The captions in this Agreement are inserted for convenience of reference and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

26.     SURVIVAL AND BENEFIT.

26.1    Except as otherwise expressly provided herein, each agreement, representation or warranty made in this Agreement by or on behalf of either party, or in any instruments delivered pursuant hereto or in connection herewith, shall survive the Closing Date and the consummation of the transactions provided for herein until the end of the Claims Period.

26.2    The covenants, agreements and undertakings of each of the parties hereto are made solely for the benefit of, and may be relied on only by, the other parties hereto, their transferees and assigns, and are not made for the benefit of, nor may they be relied upon, by any other person whatsoever.

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26.3    This Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that Contributors, SCOLP, Purchasers have contributed substantially and materially to the preparation of this Agreement.

27.    COUNTERPARTS.

27.1    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Copies (whether photostatic, facsimile, PDF, electronic or otherwise) of this Agreement may be made and relied upon to the same extent as an original.

28.    FURTHER ASSURANCES.

28.1    From time to time after the Closing Date, Contributors, SCOLP and Purchasers shall execute and deliver or cause to be executed and delivered, such further instruments and documents, and shall do or cause to be done such further acts and things as may reasonably be requested by another party hereto with respect to the transactions contemplated herein.

29.    CALCULATION OF TIME PERIODS.
29.1    Time is of the essence of this Agreement. Unless otherwise specified herein, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Projects are located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday.

30.    JURISDICTION / VENUE.
Each of the parties hereto submits to the sole and exclusive jurisdiction of the courts of and located in Oakland County, State of Michigan and the federal courts of the United States of America located in the Eastern District of Michigan, for any action or proceeding arising out of or relating to this Agreement and/or any other aspect of the relationship between and/or among any of the Sun Parties and any one or more of the other parties to this Agreement and agrees that all claims and/or defenses in respect of the action or proceeding shall be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement and/or any other aspect of the relationship between and/or among SCOLP or Sun Purchasing Entities and any one or more of the other parties to this Agreement in any other court. Each of the parties waives any right to seek a transfer of any action or proceeding to any other forum and waives all defenses and/or objections to maintaining any action or proceeding in the courts of and located in Oakland County, State of Michigan and the federal courts of the United States of America located in the Eastern District of Michigan so brought including, without limitation, the defense of inconvenient forum (forum non conveniens) and waives any bond, surety and other security that might be required of any other party with respect thereto.

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31.    NON-COMPETE.

In order to assure to Purchasers the value of the Projects and goodwill being purchased hereunder, except for any recreational vehicle communities currently owned by any Contributor, its principals or affiliates, Contributors, Robert Morgan, Robert Moser and any of their affiliated entities (collectively, the “Restricted Parties”) for themselves and their affiliates, agree that, for a period of three (3) years after the Closing Date, no such person or entity will (i) engage in the development, ownership or operation of any RV community, located within the county in which the Projects are located, whether such operation involves the lease or sale of RV sites therein, and whether such development, ownership or operation is direct or is indirect, through one or more entities, contractual relationships or familial relationships, and whether such development, ownership or operation is as owner, principal, agent, partner, shareholder, officer, director, member, trustee, beneficiary, employer, employee, consultant, manager, lessor, lessee, or otherwise, or (ii) solicit, divert or take away, or attempt to solicit, divert or take away, any tenants or residents of the Projects, whether tenants or residents now or in the future. Notwithstanding the foregoing, this Section 31 shall not apply with respect to the RV communities set forth on Schedule 31 attached hereto. Restricted Parties recognize that irreparable harm will result to Purchasers in the event of the violation of any of the covenants contained in this Section 31, and agrees that in the event of any such violation, Purchasers shall be entitled, in addition to its other legal and equitable remedies and damages, to temporary and permanent injunctive relief to restrain the Restricted Parties from committing any such violations. At Closing, Restricted Parties shall execute and deliver an agreement confirming their covenants herein.

32.    CONFIDENTIALITY.

Neither the existence nor the terms of this Agreement shall be disclosed by Contributors, SCOLP or Purchasers to any third party, without the prior approval of the other parties hereto; provided, however, Contributors, SCOLP and Purchasers shall be entitled to disclose the existence and terms of this Agreement to their respective employees, partners, officers, directors, prospective lenders and accountants, attorneys and other professional advisors to the extent necessary to negotiate the terms of, and perform their obligations under, this Agreement, and SCOLP and Purchasers may issue a press release and otherwise provide such other disclosure as may be required in order for it to comply with the securities laws.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CONTRIBUTORS:

MORGAN FIESTA KEY LLC

By: /s/ Robert C. Morgan
Robert C. Morgan, Manager

GWYNNS ISLAND RV RESORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

NEWPOINT RV RESORT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

PETERS POND RV RESORT INC.

By:/s/ Robert C. Morgan
Robert C. Morgan, President

SEAPORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

[Signature Page Continued]

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[Signature Page to Contribution Agreement, dated December 9, 2012]

VIRGINIA TENT LLC
By: Morgan RMHC LLC, Managing Member

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

WESTWARD HO RV RESORT LLC

By:/s/ Robert C. Morgan
Robert C. Morgan, Manager

[Signature Page Continued]

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[Signature Page to Contribution Agreement, dated December 9, 2012]

SCOLP:

SUN COMMUNITIES OPERATING LIMITED                             PARTNERSHIP, a Michigan limited partnership

By:    Sun Communities, Inc., General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

PURCHASERS:

SUN VIRGINIA PARK RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN PETERS POND RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

[Signature Page Continued]

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[Signature Page to Contribution Agreement, dated December 9, 2012]

SUN FIESTA KEY RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN NEWPOINT RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN GWYNN’S ISLAND RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

[Signature Page Continued]

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[Signature Page to Contribution Agreement, dated December 9, 2012]

SUN WESTWARD HO RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

SUN SEAPORT RV LLC,
a Michigan limited liability company

By:    Sun Communities Operating Limited Partnership, a Michigan limited partnership, its sole member

By:    Sun Communities, Inc.,
General Partner

By: /s/ Jonathan Colman
Name: Jonathan Colman
Title: Executive Vice President

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List of Exhibits

Exhibit            Description

A                Legal Description of Land
B                Schedule of Cottages
C                Schedule of Personal Property
D-1                Ancillary Businesses
D-2                Assumed Leases and Contracts
E Agreed Values, Loan Payoffs & Allocation Schedule
F Future Reservations Schedules
G 2011 Rent Rolls
H                2012 Rent Rolls
I                Rate Schedule    for 2010, 2011, 2012 and 2013
J                N/A
K                2012 Revenue by Category Reports
L                Violations (Section 7.1(d))
M                 Water and Sewer System Defects (Section 7.1(e))
N                Litigation and Condemnation Proceedings
(Section 7.1(f))
O                Assessments and Other Charges (Section 7.1(g))
P                Project Contracts (Section 7.1(h))
Q                Organizational Chart (Section 7.1(j))
R                 Summary of Insurance (Section 7.1(l))
S                Maintenance Problems (Section 7.1(p))
T                List of Employees (Section 7.1(q))
U                List of Facilities (Section 7.1(r))
V Licenses, Authorizations and Permits (Section 7.1(u))
W                 Environmental Disclosures (Section 7.1(w))
X                 Form of Registration Rights Agreement
Y                Pending labor contracts (Section 7.1(n))
Z                Title Objection Letters

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AA                DPO Loan Terms
BB                Engagement Letter

Schedule 2.1             Preferred OP Unit Terms

Schedule 7.1(k) Required Consents

Schedule 7.1(y) Latest Financial Statements

Schedule 9.1 Manager Checklist / Questionnaire

Schedule 10.1(b) Environmental Issues

Schedule 31 RV Communities

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